EXHIBIT 10.33

SVB FINANCIAL GROUP 401(K) AND EMPLOYEE STOCK OWNERSHIP PLAN
Amended and Restated as of July 1, 2021

TABLE OF CONTENTS

ARTICLE I INTRODUCTION		1
ARTICLE II DEFINITIONS		2
2.1	Account or Accounts.	2
2.2	Administrator.	2
2.3	After-Tax Contributions.	2
2.4	After-Tax Rollovers.	2
2.5	Beneficiary.	2
2.6	Board.	2
2.7	Break in Service.	2
2.8	Catch-Up Contributions.	2
2.9	Catch-Up Eligible Participant.	2
2.10	Code.	2
2.11	Committee.	3
2.12	Company.	3
2.13	Company Stock.	3
2.14	Compensation.	3
2.15	Contributions.	3
2.16	Days of Service.	4
2.17	Department of Labor Regulations.	4
2.18	Disability.	4
2.19	Early Retirement or Early Retirement Date.	4
2.20	Earnings.	4
2.21	Effective Date.	4
2.22	Eligible Employee.	4
2.23	Eligible Participant.	5
2.24	Employee.	5
2.25	Employee Contributions.	5
2.26	Employer.	5
2.27	ERISA.	5
2.28	ESOP Contributions.	5
2.29	Highly Compensated Employee.	5
2.30	Matching Contributions.	5
2.31	Non-Highly Compensated Employee.	6
2.32	Normal Retirement or Normal Retirement Date.	6
2.33	Participant.	6
2.34	Participating Employer.	6
2.35	Period of Service.	6
i

2.36	Plan.	6
2.37	Plan Year.	6
2.38	Profit Sharing Contributions.	6
2.39	Qualified Matching Contributions.	6
2.40	Qualified Nonelective Contributions.	7
2.41	Rollover Contributions.	7
2.42	Roth Contribution.	7
2.43	Roth Rollover Contributions.	7
2.44	Severance Date.	7
2.45	Spousal Consent.	7
2.46	Spouse or Surviving Spouse.	7
2.47	Trust.	7
2.48	Trust Agreement.	7
2.49	Trustee.	7
2.50	Valuation Date.	7
2.51	Year of Service.	8
2.52	Other Definitions.	8
ARTICLE III ELIGIBILITY		9
3.1	Participation.	9
3.2	Reemployment.	9
3.3	Change in Employment Status.	9
3.4	Enrollment of Participants.	9
ARTICLE IV ACCOUNTS AND CONTRIBUTIONS		10
4.1	Participant Accounts.	10
4.2	Allocation of Contributions and Earnings.	11
4.3	Employee Contributions.	11
4.4	Catch-Up Contributions.	12
4.5	Matching Contributions and Qualified Matching Contributions.	13
4.6	Profit Sharing Contributions.	14
4.7	ESOP Contributions.	15
4.8	Limitations on Contributions.	15
4.9	Time and Manner of Payment of Contributions.	15
4.1	Receipt of Assets from Another Plan.	16
4.11	Roth Contributions and In-Plan Roth Conversions.	16
4.12	After-Tax Contributions.	18
ARTICLE V LIMITATIONS AND DISCRIMINATION TESTING		19
5.1	Section 415 Limitation.	19
5.2	Distribution of Excess Amounts.	19
5.3	Discrimination Testing of Employee Contributions.	20
5.4	Corrective Procedure for Discriminatory Employee Contributions.	21
5.5	Discrimination Testing of Matching Contributions and/or After-Tax Contributions.	23

5.6	Corrective Procedure for Discriminatory Matching Contributions and/or After-Tax Contributions.	24
ARTICLE VI VESTING AND FORFEITURES		28
6.1	Vested Interest.	28
6.2	Forfeitures.	29
ARTICLE VII DISTRIBUTION OF ACCOUNTS		31
7.1	Termination of Employment.	31
7.2	Disability.	31
7.3	Death Benefits.	31
7.4	Change to a Leased Employee.	31
7.5	Beneficiary Designation.	31
7.6	Form of Distribution.	32
7.7	Form of Benefit.	32
7.8	Commencement of Distribution.	32
7.9	Direct Rollovers and Withholding.	32
7.10	Minimum Distribution Requirements.	34
7.11	Distribution to Minor or Incompetent.	35
7.12	Location of Participant or Beneficiary Unknown.	35
7.13	Prohibition Against Profiting from Participant’s Death.	35
ARTICLE VIII HARDSHIPS. LOANS. IN-SERVICE WITHDRAWALS		36
8.1	Hardship Withdrawals.	36
8.2	Loans.	37
8.3	In-Service Withdrawals At and After Age Fifty-Nine and One-Half (59½).	38
8.4	In Service Withdrawals Available at Any Time.	38
8.5	Military Service Distribution.	38
ARTICLE IX ADMINISTRATION		39
9.1	Committee.	39
9.2	Power.	39
9.3	Expenses.	39
9.4	Participant-Directed Accounts.	39
9.5	Domestic Relations Orders.	39
ARTICLE X AMENDMENT, TERMINATION OR MERGER.		41
10.1	Amendment.	41
10.2	Termination of Plan.	41
10.3	Merger.	41
ARTICLE XI TOP-HEAVY PROVISIONS		43
11.1	Purpose.	43
11.2	Definitions.	43
11.3	Minimum Allocation.	45
ARTICLE XII MISCELLANEOUS		46
12.1	Military Service.	46
12.2	Legal or Equitable Action.	46

12.3	No Enlargement of Plan Rights.	46
12.4	No Enlargement of Employment Rights.	46
12.5	Interpretation.	46
12.6	Notices and Form of Communication.	46
12.7	Governing Law.	46
12.8	Non-Alienation of Benefits.	47
12.9	No Reversion.	47
12.10	Conflict.	47
12.11	Severability.	47

APPENDIX A ESOP CONTRIBUTIONS		48
APPENDIX B GUIDELINES FOR ANNUITY FORMS OF DISTRIBUTION		50
APPENDIX C BOSTON PRIVATE 401(k) PLAN MERGER INTO THE PLAN		53

ARTICLE I
INTRODUCTION
SVB Financial Group (the “Company”), organized as a C-corporation, maintains the SVB Financial Group 401(k) and Employee Stock Ownership Plan (the “Plan”), for the exclusive benefit of Participants and their Beneficiaries. The Plan was originally established effective January 1, 1985. Effective March 1, 1995, the Silicon Valley Bancshares Employee Stock Ownership Plan was merged with and into the Plan. Effective January 1, 2003, the Silicon Valley Bank Money Purchase Pension Plan was merged with and into the Plan. The Plan was most recently restated effective January 1, 2014. The Company hereby further amends and restates the Plan in its entirety, effective July 1, 2021 (except as otherwise stated herein or as required by law).
The Plan is intended to be a tax-qualified profit sharing plan with a related tax-exempt trust under Code Sections 401(a) and 501(a), respectively, and includes a tax-qualified cash or deferred arrangement under Code Section 401(k), a matching contribution arrangement under Code Section 401(m), and includes discretionary profit sharing contributions. The Plan also is intended to be an employee stock ownership plan (“ESOP”) under Code Section 4975(e)(7) and Code Section 409(l) and to provide participant-directed investments in accordance with ERISA Section 404(c).

ARTICLE II
DEFINITIONS
Wherever used in this Plan, the following terms shall have the meanings below, unless a different meaning is plainly required by the context. The singular shall include the plural, unless the context indicates otherwise. Headings of sections are used for convenience of reference only. In case of conflict, the text of the Plan, rather than such headings, shall control.
2.1    Account or Accounts. “Account” or “Accounts” means a Participant’s interest in the Trust that may consist of any or all of the Participant Accounts described in Section 4.1.
2.2    Administrator. “Administrator” (as defined in ERISA Section 3(16)(A)) means the Company, which may delegate all or a portion of the duties of the Administrator (as described in Article IX) to a Committee.
2.3    After-Tax Contributions. “After-Tax Contributions” means Contributions under this Plan, made in accordance with Section 4.12.
2.4    After-Tax Rollovers. “After-Tax Rollovers” means after-tax contributions under this Plan, made in accordance with Section 4.10.
2.5    Beneficiary. “Beneficiary” means the person(s) or entity(ies) who is (are) entitled to receive benefits payable from the Plan (and related Trust) on account of a Participant’s death, as set forth in Section 7.5.
2.6    Board. “Board” means the Board of Directors of the Company.
2.7    Break in Service. “Break in Service” means:
(a)For purposes of vesting, a period of time commencing with an Employee’s Severance Date of at least twelve (12) consecutive months during which the Employee is not credited with any Period of Service under Section 2.35.
(b)If an Employee is absent on account of maternity or paternity leave, or on account of an authorized leave of absence, then the Employee will not be considered to have incurred a one (1)-year Break in Service for the first twelve (12)-consecutive month period in which the Employee would otherwise have had a one (1)-year Break in Service. For purposes of this paragraph, maternity or paternity leave means a period during which an Employee is absent because of: (i) the pregnancy of the Employee, (ii) the birth of a child of the Employee, (iii) the placement of a child with the Employee in connection with the Employee’s adoption of the child, or (iv) the caring for a child by the Employee immediately after the birth or placement of the child.
2.8    Catch-Up Contributions. “Catch-Up Contributions” means Contributions under this Plan, made in accordance with Section 4.4.
2.9    Catch-Up Eligible Participant. “Catch-Up Eligible Participant,” for any taxable year, means an Eligible Participant who is, or who will be, age fifty (50) or older at any time during that taxable year.
2.10    Code. “Code” means the Internal Revenue Code of 1986, as amended from time to time, and applicable Income Tax Regulations issued thereunder.

2.11     Committee. “Committee” means the 401(k) and Employee Stock Ownership Plan Committee that is appointed by the Company, as specified in Article IX. The Committee may from time to time designate authorized delegate(s) to act on its behalf with regard to its duties and responsibilities under the Plan.
2.12    Company. “Company” means SVB Financial Group, and any successor thereto by merger, consolidation or otherwise. The Board may from time to time designate authorized delegate(s), including its Compensation Committee, to act on its behalf with regard to its duties and responsibilities under the Plan.
2.13    Company Stock. “Company Stock” means common stock of the Company, or any successor thereto by merger, consolidation or otherwise, that meets the requirements of “qualifying employer security” under ERISA Section 407(d)(5) and “employer securities” under Code Section 409(1).
2.14    Compensation. “Compensation” means, subject to the provisions in this Section, an Eligible Employee’s wages, salaries, and other amounts received (without regard to whether or not amount is paid in cash) for professional services actually rendered in the course of employment with a Participating Employer maintaining the Plan, to the extent that the amounts are includible in gross income (or to the extent amounts would have been received and includible in gross income but for an election under Code Sections 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b)) as defined in Income Tax Regulation section 1.415(c)-2(d)(2). Compensation excludes amounts realized from the exercise of a nonqualified stock option, amounts realized when restricted stock is no longer subject to a substantial risk of forfeiture, amounts realized from the disposition of a qualified stock option, reimbursements or other expenses allowances, cash and non-cash fringe benefits, moving expenses, deferred compensation, welfare benefits and severance pay.
Compensation that is paid within thirty (30) days after an Eligible Employee’s severance from employment is included in Compensation if it meets either (a) or (b) below. In addition, for purposes of Matching Contributions, Profit Sharing Contributions and ESOP Contributions, and for purposes of determining the Annual Additions limitation under Section 5.1(b) and otherwise may be required by the Code and applicable Income Tax Regulations, Compensation paid by the later of two and one-half (2½) months after the date of the Employee’s severance from employment or the end of the Limitation Year (described in Section 5.1) that includes the date of the Employee’s severance from employment is included in Compensation if it meets either (a) or (b) below:
(a)Such payment is regular compensation for services during the Eligible Employee’s regular working hours, or compensation for services outside the Eligible Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses or similar payments and such payment would have been paid to the Employee in the absence of a severance from employment; or
(b)Such compensation is payment of accrued bona fide sick leave, vacation or other leave, but only if the Employee would have been able to use the leave if their employment had continued.
The annual Compensation of each Eligible Employee that is taken into account under the Plan shall not exceed the limit prescribed under Code Section 401(a)(17), as adjusted by the Secretary of the Treasury under Code Section 415(d). If a Plan Year consists of less than twelve (12) months, then the annual Compensation limit shall be adjusted to an amount equal to the otherwise applicable limit for such Plan Year multiplied by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is twelve (12).
2.15    Contributions. “Contributions” means contributions that may be made to a Participant’s Accounts from time to time, including Employee Contributions, After-Tax Contributions, Catch-Up Contributions, Rollover Contributions, Matching Contributions, ESOP Contributions, Profit Sharing

Contributions, Qualified Matching Contributions, Qualified Nonelective Contributions, Roth Contributions, Roth Rollover Contributions and After-Tax Rollovers.
2.16    Days of Service. “Days of Service” means the total number of days in an Employee’s service periods, whether or not such periods were consecutively completed. Days of Service shall also mean the number of days in all severance periods, if any, in which:
(a)the Employee severs from service by reason of quit, discharge or retirement, if the Employee performs an hour of service for an Employer within twelve (12) months of the date of such severance; provided that immediately prior to such quit, discharge or retirement, the Employee was not absent from service; or
(b)notwithstanding paragraph (a) above, the Employee severs from service by reason of quit, discharge or retirement during an absence from service of twelve (12) months or less for any reason other than a quit, discharge, retirement or death and the Employee then performs an hour of service for an Employer within twelve (12) months of the date on which the Employee was first absent from service.
2.17    Department of Labor Regulations. “Department of Labor Regulations” means the regulations under ERISA, prescribed by the Secretary of Labor from time to time.
2.18    Disability. “Disability” means the Participant is disabled as determined by the United States Social Security Administration.
2.19    Early Retirement or Early Retirement Date. “Early Retirement” or “Early Retirement Date” means the date on which a Participant is at least fifty-five (55) years of age, has completed ten (10) Years of Service, and subsequently terminates their employment with a Participating Employer.
2.20    Earnings. “Earnings” means (a) interest, dividends, rents, royalties, net realized and unrealized gains, and other income, less (b) fees, commissions, insurance premiums and other expenses, and realized and unrealized losses.
2.21    Effective Date. “Effective Date” for this Plan restatement means July 1, 2021, except as otherwise provided herein.
2.22    Eligible Employee. “Eligible Employee” means each Employee who is at least 18 years of age and who is on the United States payroll of a Participating Employer, except:
(a)an individual who is classified as a Leased Employee by the Employer. A “Leased Employee” means any individual who, pursuant to an agreement between the Employer and any other individual, has performed services for the Employer (or for the Employer and related individuals determined in accordance with Code Section 414(n)(6)) (“Recipient Employer”) on a substantially full-time basis for a period of at least one (1) year, and such services are performed under the primary direction of or control by the Recipient Employer;
(b)an Employee who is a non-resident alien (within the meaning of Code Section 7701(b)(1)(B)) and who receives no earned income (within the meaning of Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3));
(c)an individual who is classified as an intern by the Employer;
(d)an Employee or individual prior to the effective date that the Employee or individual became a Reclassified Employee, regardless of whether such reclassification is intended to be retroactively effective. “Reclassified Employee” means an Employee who was not initially classified by the Employer as an Employee, but who was subsequently reclassified as an Employee by a Federal, state or local group, organization, agency or court;
(e)an Employee who is covered by a collective bargaining agreement between a union and that Employer or any employers’ association under which retirement benefits were the subject of good faith bargaining, unless the agreement specifically provides for coverage of such Employee under the Plan; or
(f)an Employee who is eligible to actively participate in the Boston Private Financial Holdings, Inc. 401(k) Plan (a “Boston Private Employee”) until the day immediately following the date such plan is frozen to active participation. Notwithstanding the foregoing, effective July 1, 2021, a Boston Private Employee who is an otherwise Eligible Participant shall be eligible to receive Profit Sharing Contributions and ESOP Contributions attributable to Compensation earned on and after July 1, 2021 in accordance with Sections 4.6 and 4.7.
2.23    Eligible Participant. “Eligible Participant” means an Eligible Employee who is participating in the Plan as described in Article III.
2.24    Employee. “Employee” means any person: (a) who is employed by, and designated as an employee by, the Employer; or (b) who is a Leased Employee, as defined in Section 2.22 above, provided, however, if Leased Employees constitute less than twenty percent (20%) of the Non-Highly Compensated Employee workforce (within the meaning of Code Section 414(n)(5)(C)(ii)), then the term “Employee” shall not include those Leased Employees who are covered by plan described in Code Section 414(n)(5).
2.25    Employee Contributions. “Employee Contributions” means the pre-tax elective deferrals made by an Eligible Participant under Section 4.3.
2.26    Employer. “Employer” means: (a) the Company; (b) any other corporation that is a member of a controlled group of corporations (as defined under Code Section 414(b)) that includes the Company; (c) any trade or business (whether or not incorporated) that is under common control (as defined under Code Section 414(c)) with the Company; (d) any organization (whether or not incorporated) that is a member of an affiliated service group (as defined under Code Section 414(m)) that includes the Company; and (e) any other organization or entity that is required to be aggregated with the Company pursuant to Code Section 414(o). For purposes of the calculation of Annual Additions as set forth in Section 5.1, the determination of whether any entity is an Employer shall be made in accordance with Code Section 415(h).
2.27    ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and applicable Department of Labor Regulations issued thereunder.
2.28    ESOP Contributions. “ESOP Contributions” means discretionary contributions made by the Company under the Plan in accordance with Section 4.7.
2.29    Highly Compensated Employee. “Highly Compensated Employee” means, for any Plan Year, an Employee described under Code Section 414(q), applying the top-paid group election as described under Code Section 414(q)(3) and applicable Income Tax Regulations. The top-paid group consists of the top 20% of Employees ranked on the basis of compensation (as defined under Code Section 415(c)(3)) received during the twelve (12) month period preceding the Plan Year.
2.30    Matching Contributions. “Matching Contributions” means contributions made by the Company under the Plan in accordance with Section 4.5.

2.31    Non-Highly Compensated Employee. “Non-Highly Compensated Employee” means an Employee who is not a Highly Compensated Employee.
2.32    Normal Retirement or Normal Retirement Date. “Normal Retirement” or “Normal Retirement Date” means the date on which a Participant is at least sixty-two (62) years of age.
2.33    Participant. “Participant” means a current or former Eligible Employee or other individual for whom an Account is maintained under the Plan.
2.34    Participating Employer. “Participating Employer” means the Company and any other Employer that employs Eligible Employees unless such Employer has been excluded from participation by the Committee.
2.35    Period of Service.“Period of Service” means:
(a)An Employee’s period of employment with the Employer, beginning with the Employee’s employment or reemployment commencement date, whichever is applicable, and ending with their Severance Date. An Employee’s Period of Service shall be determined without regard to whether the Employee is a Participant or an Eligible Employee during their Period of Service with the Employer. An Employee’s Period of Service shall include those periods that do not exceed twelve (12) months during which the Employee is on a leave of absence, disabled, laid off, on sick leave, on vacation or on holiday. In addition, if an Employee ceases to be an Employee and then resumes Employee status within twelve (12) consecutive months immediately following the date of such cessation, then their Period of Service shall also include each day during that period of cessation, beginning with the day that the individual ceases to be an Employee and ending with the day the individual again becomes an Employee.
(b)If an Employee is absent from service for any reason other than quit, discharge, retirement, or death, and during the absence ceases to be an Employee, their Period of Service shall also include the period between the Employee’s Severance Date and the first anniversary of the date on which the Employee was first absent, if the individual again becomes an Employee before such first anniversary date.
(c)An Employee’s Period of Service shall be expressed in years and portions of years and shall be measured in cumulative daily increments (including holidays, weekends, and other non-working days) with three hundred sixty-five (365) Days of Service equaling a Year of Service irrespective of whether such Year of Service was completed within a twelve (12) consecutive month period.
2.36    Plan. “Plan” means the SVB Financial Group 401(k) and Employee Stock Ownership Plan, as set forth herein and in amendments from time to time made hereto.
2.37    Plan Year. “Plan Year” means the twelve (12) consecutive month period beginning each January 1 and ending each December 31.
2.38    Profit Sharing Contributions. “Profit Sharing Contributions” means discretionary contributions made by the Company under the Plan in accordance with Section 4.6.
2.39    Qualified Matching Contributions. “Qualified Matching Contributions” means discretionary Contributions under this Plan or any other tax-qualified plan of the Employer made in accordance with Section 4.5.

2.40    Qualified Nonelective Contributions. “Qualified Nonelective Contributions” means discretionary Contributions under this Plan or any other tax-qualified plan of the Employer made in accordance with Article V.
2.41    Rollover Contributions. “Rollover Contributions” means contributions under this Plan in accordance with Section 4.10.
2.42    Roth Contribution. “Roth Contributions” means contributions under this Plan in accordance with Section 4.11.
2.43    Roth Rollover Contributions. “Roth Rollover Contributions” means contributions made under this Plan in accordance with Section 4.11.
2.44    Severance Date. “Severance Date” means the first to occur of: (a) the date on which an Employee terminates employment with the Employer because the Employee quits, is discharged, dies or retires; or (b) the first anniversary of the date on which the Employee is absent (with or without pay) from employment for any other reason (such as vacation, holiday, sickness, maternity or paternity leave, or layoff).
2.45    Spousal Consent. “Spousal Consent” means written consent given by a Spouse to a Participant’s election or waiver of a specified form of benefit or of a Beneficiary designation in a manner determined by the Committee from time to time. The Spouse’s consent must acknowledge the effect on the Spouse of the Participant’s election, waiver or designation, and be duly witnessed by a Plan representative or notary public. Spousal Consent shall be valid only with respect to the Spouse who signs the Spousal Consent and only for the particular choice made by the Participant which requires Spousal Consent. A Participant may revoke (without Spousal Consent) a prior election, waiver or designation that required Spousal Consent at any time before payments begin. Spousal Consent also means a determination by the Committee that there is no Spouse, the Spouse cannot be located, or such other circumstances as may be established by applicable law. The marriage (or applicable remarriage) of a Participant shall nullify any Beneficiary designation made by the Participant prior to the marriage (or applicable remarriage).
2.46    Spouse or Surviving Spouse. “Spouse” or “Surviving Spouse” means the spouse or surviving spouse of a Participant to whom such Participant is legally married, determined in accordance with the Code, ERISA, and applicable Income Tax Regulations and Department of Labor Regulations, or was legally married as of the date of the Participant’s death for purposes of a Surviving Spouse; provided, however, that a former spouse shall be treated as the Spouse or Surviving Spouse to the extent provided under a Qualified Domestic Relations Order, as described in Section 9.5. A registered domestic partner or civil union partner shall be treated as Spouse or Surviving Spouse to the extent permitted under the Code, ERISA and applicable Income Tax Regulations and Department of Labor Regulations. Notwithstanding the preceding sentence, a registered domestic partner or civil union partner shall not be treated as a Spouse or Surviving Spouse for purposes of Appendix B.
2.47    Trust. “Trust” means the asset-bearing entity created and maintained under this Plan.
2.48    Trust Agreement. “Trust Agreement” means the separate agreement entered into with the Trustee, pursuant to which the Trust is held, administered and distributed.
2.49    Trustee. “Trustee” means any person or entity appointed by the Company, or its authorized delegate, to hold the Plan’s assets.
2.50    Valuation Date. “Valuation Date” means each date investment funds are valued, and other business day(s) where a valuation is required under the terms of the Plan or related Trust Agreement.

2.51    Year of Service. “Year of Service” means a Period of Service equal to three hundred sixty-five (365) Days of Service, whether or not consecutive.
2.52    Other Definitions. Other capitalized terms not defined above are defined in the section in which the term is located.

ARTICLE III
ELIGIBILITY
3.1    Participation. Each Eligible Participant on the day before the Effective Date who is an Eligible Employee on the Effective Date, shall continue as an Eligible Participant on the Effective Date. Each other Eligible Employee shall become a Participant in the Plan as soon as administratively feasible following their employment commencement date.
3.2    Reemployment. If an Eligible Participant terminates employment with a Participating Employer and is thereafter reemployed by a Participating Employer as an Eligible Employee, then such Eligible Employee shall become an Eligible Participant in the Plan as soon as administratively feasible following their reemployment commencement date. If such Employee is not an Eligible Employee on their reemployment commencement date, such Employee shall become a Participating Employee as soon as administratively feasible after becoming an Eligible Employee.
3.3    Change in Employment Status. If an Eligible Participant ceases to be an Eligible Employee, then such Employee shall be reinstated as an Eligible Participant as soon as administratively feasible after again becoming an Eligible Employee. If, however, an Employee who is not, and has never been, an Eligible Employee becomes an Eligible Employee, then such Eligible Employee shall become an Eligible Participant in accordance with Section 3.1.
3.4    Enrollment of Participants.    Each Eligible Participant shall comply with such enrollment procedures as the Committee may prescribe from time to time.

ARTICLE IV
ACCOUNTS AND CONTRIBUTIONS
4.1    Participant Accounts. The following separate Accounts, if applicable, shall be maintained for each Participant:
(a)After-Tax Contributions Account. A Participant’s After-Tax Contributions Account shall be credited with all amounts attributable to After-Tax Contributions pursuant to Section 4.12.
(b)After-Tax Rollover Account. A Participant’s After-Tax Rollover Account shall be credited with all amounts attributable to After-Tax Rollovers pursuant to Section 4.10.
(c)Catch-Up Contributions Account. A Participant’s Catch-Up Contributions Account shall be credited with all amounts attributable to Catch-Up Contributions pursuant to Section 4.4.
(d)Employee Contributions Account. A Participant’s Employee Contributions Account shall be credited with all amounts attributable to Employee Contributions pursuant to Section 4.3.
(e)ESOP Account. A Participant’s ESOP Account shall be credited with all amounts attributable to ESOP Contributions pursuant to Section 4.7. Provisions relating solely to ESOP Contributions are described in Appendix A.
(f)Matching Contributions Account. A Participant’s Matching Contributions Account shall be credited with all amounts attributable to Matching Contributions pursuant to Section 4.5 after January 2014.
(g)Money Purchase Pension Account. A Participant’s Money Purchase Pension Account shall hold Money Purchase Pension Contributions made to the Silicon Valley Money Purchase Pension Plan prior to January 1, 2003. Provisions relating solely to a Participant’s Money Purchase Pension Account are described in Appendix B.
(h)Prior ESOP Account. A Participant’s Prior ESOP Account shall hold amounts contributed to the Silicon Valley Bancshares Employee Stock Ownership Plan prior to March 1, 2005. To the extent applicable, a Participant’s Prior ESOP Account is subject to Appendix A.
(i)Prior Match Account. A Participant’s Prior Match Account shall hold Company matching contributions for periods commencing prior to March 1, 1995.
(j)Profit Sharing Account. A Participant’s Profit Sharing Account shall be credited with all amounts attributable to Profit Sharing Contributions pursuant to Section 4.6.
(k)Rollover Contributions Account. A Participant’s Rollover Contributions Account shall be credited with Rollover Contributions transferred to the Plan pursuant to Section 4.10.
(l)Roth Contributions Account. A Participant’s Roth Contributions Account shall be credited with all amounts attributable to Roth Contributions pursuant to Section 4.11(a).

(m)Roth Rollover Contributions Account. A Participant’s Roth Rollover Contributions Account shall be credited with all amounts attributable to Roth Rollover Contributions pursuant to Section 4.11(c).
(n)Safe Harbor Match Account. A Participant’s Safe Harbor Match Account shall hold Company safe harbor matching contributions for periods prior to January 1, 2014.
(o)Other Accounts. Such other Account(s) as the Committee shall deem necessary or appropriate, including a Qualified Matching Contributions Account and Qualified Nonelective Contributions Account.
4.2    Allocation of Contributions and Earnings.
(a)The Committee shall allocate to the Accounts of each Participant the Contributions made on their behalf and, if applicable, Rollover Contributions.
(b)Participant Accounts shall be valued at their fair market value at least annually, as of a date and in a manner specified by the Committee. The Committee shall adjust each Account: first, to reflect any allocations made to, or any distributions or withdrawals made from, such Account since the immediately preceding Valuation Date, to the extent not previously credited or charged thereto, and second, to reflect the Earnings allocable to each Account.
4.3    Employee Contributions.
(a)Subject to the limitations of this Section and Article V, an Eligible Participant may elect, in accordance with the procedures established from time to time by the Committee, to have a portion of their Compensation, excluding the annual performance bonuses, contributed to their Employee Contributions Account.
(b)Subject to the limitations of this Section and Article V, an Eligible Participant also may make a separate election, in accordance with the procedures established from time to time by the Committee, to have a portion of their Compensation paid by the Employer as annual performance bonuses (if any) contributed to their Employee Contributions Account.
(c)The Eligible Participant’s elections under paragraph (a) and (b) herein shall specify the amounts of their Compensation to be contributed, in whole percentages, which amounts shall not be more than seventy-five percent (75%) of the Eligible Participant’s Compensation for such payroll period.
(d)Subject to the limitations of this Section and Article V, an Eligible Employee who: (i) was first hired on or after July 1, 2008, or (ii) was rehired on or after January 1, 2014, shall automatically be enrolled (or re-enrolled, as applicable) in the Plan and shall have five percent (5%) of their Compensation for each payroll period contributed on their behalf to their Employee Contributions Account unless such Eligible Employee affirmatively elects otherwise in accordance with paragraph (a). Such automatic Employee Contributions shall commence for each affected Eligible Participant as soon as administratively feasible following the date an Eligible Employee becomes an Eligible Participant, as determined by the Committee, and will be invested in accordance with a default investment election determined by the Committee in accordance with Section 404(c)(5) of ERISA.

Effective April 5, 2018, the deferral percentage for an Eligible Participant who is automatically enrolled (or re-enrolled) under this Section 4.3(d) shall be automatically increased by one percent (1%) each March, or such other month as elected by the Eligible Participant, until such deferral percentage has reached ten percent (10%), unless such Eligible Participant affirmatively elects otherwise in accordance with procedures established by the Committee.
Such an Eligible Participant may elect thereafter at any time not to make Employee Contributions to the Plan, or to defer a different percentage of Compensation in accordance with paragraph (a) herein, which such election shall be made in such manner and at such time as the Committee shall specify from time to time and shall be effective as soon as administratively feasible thereafter.
(e)An Eligible Participant may elect to commence, increase, decrease or discontinue Employee Contributions in such manner and at such time as the Committee shall specify from time to time.
(f)In no event shall the dollar amount contributed on behalf of an Eligible Participant for any calendar year exceed the limit prescribed under Code Section 402(g).
(g)An Eligible Participant’s election to defer (or automatic election to defer) Compensation for purposes of Employee Contributions, including any separate election to defer a portion of an annual performance bonus, shall remain in effect from Plan Year to Plan Year, unless the Eligible Participant elects to change such election in such manner and such time as the Committee shall specify and subject to the automatic increase provision of paragraph (d) above, if applicable.
4.4    Catch-Up Contributions.
(a)A Catch-Up Eligible Participant may, in accordance with the procedures established from time to time by the Committee, have a portion of their Compensation contributed to their Catch-Up Contributions Account. The amount contributed as Catch-Up Contributions shall not be more than seventy five percent (75%) of the Catch-Up Eligible Participant’s Compensation for each applicable payroll period. Catch-Up Contributions are not subject to a separate election but instead, a Catch-Up Eligible Participant’s Employee Contributions elected in accordance with Section 4.3 above shall be treated as Catch-Up Contributions after the Employee Contributions reach the limit imposed by Code Section 402(g) during the Plan Year.
(b)A Catch-Up Eligible Participant may elect to increase, decrease or discontinue Catch-Up Contributions in such manner and at such times as the Committee shall specify from time to time, such election to take effect as soon as administratively feasible following the election, as determined by the Committee. The Committee may reduce the amount the Catch-Up Eligible Participant has elected to defer towards Catch-Up Contributions, in order to ensure that the Catch-Up Eligible Participant’s combined deferral percentages for Employee Contributions and Catch-Up Contributions do not exceed seventy five percent (75%) of the Catch-Up Eligible Participant’s Compensation for a payroll period.
(c)Amounts determined to be Catch-Up Contributions for a Plan Year shall not be subject to the limit prescribed under Code Section 402(g) (as set forth in Section 4.3(d)), the limitation under Code Section 415 (as set forth in Section 5.1), or the ADP Test (as set forth in Section 5.3). The Plan shall not be treated as failing to meet the requirements of Code Section 401(a)(4), 401(a)(30),

401(k)(3), 401(k)(12), 410(b), 415(c), or 416, as applicable, by reason of the making of, or the right to make, Catch-Up Contributions.
(d)In no event shall the dollar amount contributed on behalf of such Catch-Up Eligible Participant’s Catch-Up Contributions to the Plan for any calendar year exceed the limit prescribed under Code Section 414(v). If a Catch-Up Eligible Participant is determined to have Catch-Up Contributions for a calendar year that exceed the applicable dollar limit prescribed under Code Section 414(v)(2) for that calendar year, under this Plan alone or when combined with amounts determined to be catch-up contributions that meet the requirements of Code Section 414(v) that are made under another plan for the same calendar year, then the excess Catch-Up Contributions will be corrected in the same manner as Excess Deferrals, as set forth in Section 5.2.
(e)Amounts contributed by a Catch-Up Eligible Participant as Employee Contributions pursuant to Section 4.4 may, to the fullest extent permitted under Code Section 414(v), the Income Tax Regulations and other applicable guidance thereunder, and without regard to a Catch-Up Eligible Participant’s actual election, be recharacterized as Catch-Up Contributions, as may be required by operation of the limits of the Code, including those limits on Employee Contributions, the limit under Code Section 402(g), and/or the ADP Test (as set forth in Section 5.3).
(f)As of the end of each Plan Year, the Committee shall make the final determination as to the amount of Employee Contributions that shall be treated as Catch-Up Contributions for each Catch-Up Eligible Participant for the Plan Year, as well as the amount of Catch-Up Contributions that shall be recharacterized as Employee Contributions for the Plan Year. The determination shall be made in accordance with, and subject to the limitations of Section 4.3 and Article V, as well as the limitations of Code Section 414(v) and the Income Tax Regulations and other applicable guidance thereunder.
4.5    Matching Contributions and Qualified Matching Contributions.
(a)Subject to the provisions of paragraphs (b) (c) and (d) below, the Company shall make Matching Contributions to the Trust on behalf of Eligible Participants for each payroll period equal to one hundred percent (100%) of the Eligible Participant’s Employee Contributions and Catch-Up Contributions, if applicable, for such payroll period up to five percent (5%) of such Eligible Participant’s Compensation.
(b)The Company shall further make an additional Matching Contribution, to be allocated as of the last day of the Plan Year in an amount equal to the difference, if any, between (i) the Matching Contributions allocated to the Eligible Participant pursuant to paragraph (a), and (ii) a Matching Contribution determined as one hundred percent (100%) of Employee Contributions, and Catch Up Contributions, if applicable, for the Plan Year, up to five percent (5%) of Compensation for the Plan year. This additional Matching Contribution, if any, shall be allocated to the Matching Contributions Account of each Eligible Participant actively employed by the Employer on the last day of the Plan Year or who ceased to be an Eligible Participant during the Plan Year due to a transfer of employment to a foreign subsidiary of the Company that resulted in such Employee no longer being on the United States payroll of a Participating Employer. Notwithstanding the foregoing, an otherwise Eligible Participant who incurs a Disability during the Plan Year or whose employment with the Employer terminates as a result of death, Normal Retirement or Early Retirement shall, for purposes of this Section, be deemed to have been employed by the Participating Employer on the last day of the Plan Year.
(c)Matching Contributions that would otherwise be made on behalf of an Eligible Participant may be reduced to the extent necessary to comply with the limitations of Article V.
(d)The Company may elect to treat all or a portion of Matching Contributions for a Plan Year as Qualified Matching Contributions for purposes of the ADP test under Section 5.3; provided, however, that any such treatment must be in compliance with the provisions of Income Tax Regulations Section 1.401(k)-2(a).
(e)For all purposes under the Plan, Matching Contributions and Qualified Matching Contributions shall be subject to the distribution limitations of Article VII.
4.6    Profit Sharing Contributions.
(a)The Company may make Profit Sharing Contributions, if any, in such amount, manner, form and at such time as it shall determine from time to time.
(b)Profit Sharing Contributions for each Plan Year, if any, shall be allocated to the Profit Sharing Contribution Account of each Eligible Participant who was employed by a Participating Employer on the last day of the Plan Year, or who ceased to be an Eligible Participant during the Plan Year due to a transfer of employment to a foreign subsidiary of the Company that resulted in the Employee no longer being on the United States payroll of a Participating Employer. Notwithstanding the foregoing, an otherwise Eligible Participant who incurs a Disability during the Plan Year or whose employment with the Employer terminates as a result of death, Normal Retirement or Early Retirement shall, for purposes of this Section, be deemed to have been employed by the Participating Employer on the last day of the Plan Year.
(c)Profit Sharing Contributions shall be allocated to each Eligible Participant entitled to share in the allocation of Profit Sharing Contributions for a Plan Year in proportion to their Compensation as it relates to the aggregate Compensation of all Eligible Participants for such Plan Year, subject to the limitations of Section 4.8 and Article V.
(d)For all purposes of the Plan, Profit Sharing Contributions shall be subject to the distribution limitations of Article VII.

4.7    ESOP Contributions.

(a)The Company may make ESOP Contributions, if any, in such amount, manner, and at such time as it shall determine from time to time. ESOP Contributions shall be made in the form of Company Stock.
(b)ESOP Contributions for each Plan Year, if any, shall be allocated to the ESOP Contribution Account of each Eligible Participant who was employed by a Participating Employer on the last day of Plan Year or who ceased to be an Eligible Participant during the Plan Year due to a transfer of employment to a foreign subsidiary of the Company that results in such Employee no longer being on the United States payroll of a Participating Employer. Notwithstanding the foregoing, an otherwise Eligible Participant who incurs a Disability during the Plan Year or whose employment with the Employer terminates as a result of death, Normal Retirement or Early Retirement shall, for purposes of this Section, be deemed to have been employed by the Participating Employer on the last day of the Plan Year.
(c)ESOP Contributions shall be allocated to each Eligible Participant entitled to share in the allocation of ESOP Contributions for a Plan Year in proportion to their Compensation as it relates to the aggregate Compensation of all Eligible Participants for such Plan Year, subject to the limitations of Section 4.8 and Article V.
(d)A Participant’s rights with regard to ESOP Contributions are described in Appendix A. For all purposes of the Plan, ESOP Contributions shall be subject to the distribution limitations of Article VII and shall be subject to Appendix A.
4.8    Limitations on Contributions.
(a)Profit Sharing Contributions and ESOP Contributions in the aggregate for a Plan Year shall not exceed a limit specified by the Company from zero percent (0%) to ten percent (10%) of each Eligible Participant’s Compensation.
(b)Employee Contributions, Roth Contributions and After-Tax Contributions in the aggregate shall not exceed seventy-five percent (75%) of an Eligible Participant’s Compensation for each payroll period.
(c)Employee Contributions, Roth Contributions and After-Tax Contributions made on the annual performance bonus in the aggregate shall not exceed seventy-five percent (75%) of an Eligible Participant’s Compensation for each payroll period.
(d)Contributions for any Plan Year shall not exceed the maximum amount allowable as a deduction to the Employer (including, without limitation the Participating Employers) under the provisions of Code Section 404. Notwithstanding the preceding sentence, to the extent necessary to provide Top-Heavy minimum allocations as described in Article XI, the Employer (and, accordingly, each Participating Employer) shall make Contributions, even if such Contributions exceed the amount deductible to the Employer under the provisions of Code Section 404.
4.9    Time and Manner of Payment of Contributions. Except as otherwise expressly provided in the Plan, Contributions shall be paid to the Trustee by the Company in such form (that is, cash or Company Stock, or any combination thereof) and at such time as the Company determines, subject to the timing requirements of applicable law.

4.10    Receipt of Assets from Another Plan.
(a)If directed by the Committee, the Trustee shall accept a transfer of assets for the benefit of an Eligible Employee or group of Eligible Employees. Such transfer may be in the form of: (i) a trust-to-trust transfer from the trustee of a tax-qualified plan under Code Section 401(a) and related tax-exempt trust under Code Section 501(a); or (ii) a rollover by the Eligible Employee or a Direct Rollover (as described in Section 7.9) from: (A) a tax-qualified plan described in Code Section 401(a) or 403(a), excluding after-tax employee contributions; (B) an annuity contract described in Code Section 403(b), excluding after-tax employee contributions; (C) an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state; or (D) an individual retirement account or annuity described in Code Section 408(a) or 408(b) that is eligible to be rolled over and would otherwise be includible in gross income. Effective September 29, 2017, the exclusion of after-tax employee contributions will no longer be applicable and the Trustee shall accept a rollover by the Eligible Employee of after-tax contributions which shall be allocated to the After-Tax Rollover Account.
(b)Amounts attributable to elective contributions (as defined in Income Tax Regulations Section 1.401(k)-2(a)(4), including amounts treated as elective contributions that are transferred in a plan-to-plan transfer, shall be subject to the distribution limitations provided in Income Tax Regulations Section 1.401(k)-1(d).
4.11    Roth Contributions and In-Plan Roth Conversions.
(a)Applicability
(i)This section 4.11 will apply to Employee Contributions beginning on or after January 16, 2015.
(ii)Subject to the limitations of this Section and Article V, the Plan will accept Roth Contributions made on behalf of Eligible Participants. Roth Contributions are contributions designated irrevocably by the Participant at the time of the election as a Roth elective deferral that is being made in lieu of all or a portion of the Employee Contributions that Participant is otherwise eligible to make under the Plan, and treated by the Employer as includible in the Participant’s income at the time the Participant would have received the amount in cash if the Participant had not made an election. Such contributions under the Plan are to be made in accordance with this Section 4.11
(iii)The Eligible Participant’s Roth Contribution election shall specify the amount of her or her Compensation to be contributed as a Roth Contribution, in whole percentages, which amount shall not (when added to any Employee Contributions for the pay period) be more than seventy–five percent (75%) of the Eligible Participant’s Compensation for each payroll period.
(iv)Unless specifically stated otherwise, Roth Contributions will be treated as Employee Contributions for all purposes under the Plan including for Matching Contribution purposes, subject to any ordering rules as determined by the

Administrator, which will be applied in a uniform and nondiscriminatory manner.
(b)Separate Accounting
(i)Contributions and withdrawals of Roth Contributions will be credited and debited to the Roth Contributions Account maintained for each Participant. No contributions other than Roth Contributions and properly attributable earnings will be credited to each Participant’s Roth Contributions Account.
(ii)Gains, losses and other credits or charges must be separately allocated on a reasonable and consistent basis to each Participant’s Roth Contributions Account and the Participant’s other Participant Accounts under the Plan.
(c)Direct Rollovers
(i)Notwithstanding Section 7.9, a Direct Rollover of a distribution from a Roth Contributions Account under the Plan will only be made to another Roth elective deferral account under an eligible retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A, and only to the extent the rollover is permitted under the rules of Code Section 402(c).
(ii)Notwithstanding Section 4.10, the Plan will accept a rollover contribution to a Roth Rollover Contributions Account only if it is a Direct Rollover from another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code Section 402(c).
(d)In-Plan Roth Conversions
(i)In accordance with Code Section 402A(c)(4), and any guidance released thereunder, and subject to procedures established by the Administrator, a Participant, a Surviving Spouse Beneficiary or an alternate payee under a qualified domestic relations order who is a Spouse or former Spouse of a Participant who is eligible to receive a distribution from the Plan, may elect an in-Plan Roth Conversion of an Eligible Rollover Distribution from any vested Account (or portion of a vested Account) except their Roth Contributions Account or Roth Rollover Contributions Account. The rolled over amounts are included in the Participant’s or the Spouse’s income in the year of the in-Plan Roth Conversion. Such in-Plan Roth Conversion may be made either directly or through an indirect rollover.
(ii)In accordance with Code Section 402A(c)(4), and any guidance released thereunder, and subject to procedures established by the Administrator, a Participant who is not eligible to receive a distribution from the Plan may elect an in-Plan Roth Conversion from any vested Account (or portion of a vested Account) except their Roth Contributions Account or Roth Rollover Contributions Account. The rolled over amounts are included in the Participant’s income in the year of the in-Plan Roth Conversion. Such in-Plan Roth Conversion may only be made in a direct rollover. All amounts rolled over under this paragraph (ii), and earnings on such amounts, remain subject to the protected features and benefit restrictions that applied to the original Contribution source.
(iii)Contributions and withdrawals of in-Plan Roth Conversions will be credited and debited to an in-Plan Roth Conversion Account or Accounts maintained for each Participant or Spouse in accordance with procedures established by the Administrator. Gains, losses and other credits or charges must be separately allocated on a reasonable and consistent basis to each in-Plan Roth Conversion Account.
4.12    After-Tax Contributions.
(a)Subject to the limitations of this Section, Section 4.8 and Article V, an Eligible Participant may elect, in accordance with the procedures established from time to time by the Committee, to have a portion of their Compensation, excluding the annual performance bonuses, contributed as after-tax contributions to their After-Tax Contributions Account.
(b)Subject to the limitations of this Section, Section 4.8 and Article V, an Eligible Participant also may make a separate election, in accordance with the procedures established from time to time by the Committee, to have a portion of their Compensation paid by the Employer as annual performance bonuses (if any) contributed to their After-Tax Contributions Account.
(c)The Eligible Participant’s elections under paragraph (a) and (b) herein shall specify the amounts of their Compensation to be contributed, in whole percentages, which amounts shall not be more than seventy-five percent (75%) of the Eligible Participant’s Compensation for such payroll period (and which shall not exceed the aggregate limits described in Section 4.8) and which amounts, in the aggregate, shall not exceed $15,000 in a Plan Year.
(d)An Eligible Participant may elect to commence, increase, decrease or discontinue After-Tax Contributions in such manner and at such time as the Committee shall specify from time to time.
(e)An Eligible Participant’s election to defer Compensation for purposes of After-Tax Contributions, including any separate election to defer a portion of an annual performance bonus, shall remain in effect from Plan Year to Plan Year, unless the Eligible Participant elects to change such election in such manner and such time as the Committee shall specify.

ARTICLE V
LIMITATIONS AND DISCRIMINATION TESTING
5.1    Section 415 Limitation.
(a)Definitions. For purposes of this Section, the following definitions apply:
(i)“Annual Additions” means, for any Limitation Year, the sum of the following amounts credited to an Eligible Participant’s Accounts in all qualified defined contribution plans maintained by an Employer: (i) Employer contributions, (ii) Employee contributions, and (iii) forfeitures. Employee Contributions, Matching Contributions or After-Tax Contributions that exceed the maximum permitted under the ADP Test (as described in Section 5.3) or the ACP Test (as described in Section 5.5) are Annual Additions, even if they are distributed or forfeited to correct the violation. Employee Contributions in excess of the maximum permitted by Code Section 402(g) that are timely distributed are not treated as Annual Additions. Annual Additions also do not include loan repayments, direct transfers, restorative payments, Catch-Up Contributions and Rollover Contributions. In addition, with respect to the dollar limitation under the heading “Maximum Permissible Amount,” below, Annual Additions include contributions to a welfare benefit trust (described in Code Section 419A(d)(2)) to provide post-retirement medical benefits for a Key Employee (as defined in Code Section 416(i)).
(ii)“Limitation Year” means the calendar year.
(b)Maximum Permissible Amount. The Annual Additions to a Participant’s Accounts for any Limitation Year will not exceed the lesser of (i) $40,000, adjusted as described in Code Section 415(d) or (ii) 100% of the Participant’s Compensation for the Plan Year. Code Section 415 and the applicable Income Tax Regulations are incorporated herein by reference.
(c)Excess Annual Additions. If the Annual Additions actually made to a Participant’s Accounts exceed the Maximum Permissible Amount, the Participant’s Annual Additions for the Limitation Year in which the excess Annual Additions arise will be corrected using any reasonable method, including but not limited to methods approved by the Internal Revenue Service pursuant to the Employee Plans Compliance Resolution System.
(d)Aggregation of Plans. For purposes of this Section, all defined contribution plans of an Employer will be treated as one defined contribution plan. If aggregate Annual Additions under more than one such plan would otherwise exceed the Maximum Permissible Amount, the last amounts contributed shall be the first amounts treated as creating the excess unless the other plan requires use of a different rule.
5.2    Distribution of Excess Amounts. For purposes of this Section 5.2, “Elective Deferrals” means with respect to any calendar year, any amount allocated to a Participant’s Employee Contributions Account pursuant to Section 4.3, and any contributions on behalf of an individual under a qualified cash or deferred arrangement described in Code Section 402(e)(3), under a simplified employee pension plan described in Code Section 408(k)(6), and under a salary reduction agreement to purchase an annuity contract described in Code Section 403(b). Elective Deferrals shall not include any deferrals properly distributed as excess Annual Additions.

If the Committee is timely notified by a Participant, or otherwise determines that a Participant’s Elective Deferrals exceed the amount permitted by Code Section 401(a)(30) or Code Section 402(g), the excess amount (“Excess Elective Deferral”), together with income earned on the Excess Elective Deferral during the calendar year to which the Excess Elective Deferral relates, will be distributed to the Participant by April 15 following the end of the taxable year in which the Excess Elective Deferral was made. Income will be determined in accordance with any reasonable method used for allocating income to Participants’ Accounts during the Plan Year. Federal, state or local income tax withholding obligations attributable to a distribution may be satisfied out of the distribution, if not satisfied out of other compensation. If Employee Contributions are distributed, they will be accompanied by the forfeiture of a proportionate share of Matching Contributions. The amount of Excess Elective Deferrals for a calendar year that would otherwise be distributable to the Participant will be re-characterized to the extent possible as Catch-Up Contributions and will be reduced by the amount of Excess Contributions, if any, previously distributed to the Participant for the Plan Year beginning in that calendar year.
5.3    Discrimination Testing of Employee Contributions. Employee Contributions made under the Plan must satisfy the nondiscrimination tests set forth in Code Section 401(k)(3), Income Tax Regulations section 1.401(k)-2, and other applicable guidance issued by the Internal Revenue Service under Code Section 401(k). Subsequent guidance is incorporated herein by reference. In satisfying the nondiscrimination test set forth in Code Section 401(k)(3)(A)(ii), the current year testing method will be used.
(a)Definitions.
(i)Actual Deferral Percentage (“ADP”). “Actual Deferral Percentage” or “ADP” means, with respect to each Eligible Participant, a percentage, calculated as the sum of the amount of Employee Contributions, Qualified Matching Contributions, and Qualified Nonelective Contributions, made on behalf of such Eligible Participant for the Plan Year (and allocated for purposes of the ADP test), divided by such Eligible Participant’s Compensation for that Plan Year. Amounts contributed to the Plan as Catch-up Contributions that are later re-characterized as Employee Contributions shall be included as Employee Contributions for this purpose.
(ii)Average ADP. “Average ADP” means the average (expressed as a percentage) of the ADPs for all Eligible Participants in the relevant group.
(iii)Excess 401(k) Contributions. “Excess 401(k) Contributions” means, with respect to any Plan Year, the excess of (A) the aggregate amount of Contributions actually taken into account in computing the ADPs of Highly Compensated Employees for such Plan Year, over (B) the maximum amount of such Contributions permitted by the ADP test. Excess 401(k) Contributions shall continue to be treated as Annual Additions under the Plan.
(b)ADP Test. One of the following ADP tests shall be satisfied for each Plan Year:
(i)the Average ADP for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Plan Year’s Average ADP for Eligible Participants who were Non-Highly Compensated Employees for the Plan Year multiplied by one and twenty-five one-hundredths (1.25); or
(ii)the Average ADP for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Plan Year’s Average ADP for Eligible Participants who were Non-Highly Compensated Employees for the Plan Year multiplied by two (2), provided that the ADP for Eligible Participants who are Highly Compensated Employees does not exceed the Average ADP for

Eligible Participants who were Non-Highly Compensated Employees for the Plan Year by more than two (2) percentage points.
5.4    Corrective Procedure for Discriminatory Employee Contributions.
(a)Correction of Excess 401(k) Contributions. The Committee may take any and all steps it deems necessary or appropriate to ensure compliance with the limitations of Section 5.3(b). Such steps shall include, without limitation, one or any combination of the following:
(i)restricting the amount of Employee Contributions on behalf of Highly Compensated Employees;
(ii)distributing Excess 401(k) Contributions to the Highly Compensated Employees who made such Excess 401(k) Contributions, pursuant to paragraph (e) below;
(iii)treating Matching Contributions as Qualified Matching Contributions. The amount of Qualified Matching Contributions made under this Plan and taken into account for purposes of calculating the ADP test, subject to such other requirements as may be prescribed by the Secretary of the Treasury, shall be such Qualified Matching Contributions as are needed to meet the ADP test; and/or
(iv)accepting from the Employer a Qualified Nonelective Contribution for Eligible Participants who are Non-Highly Compensated Employees. If Qualified Nonelective Contributions are made by an Employer in its sole discretion pursuant to this Section, such contributions shall be made solely to those Eligible Participants who are Non-Highly Compensated Employees employed on the last day of the Plan Year and to those who are Non-Highly Compensated Employees when they ceased to be Eligible Participants during the Plan Year due to a transfer of employment to a foreign subsidiary of the Company that resulted in such Employee no longer being on the United States payroll of a Participating Employer. Notwithstanding the foregoing, an otherwise Eligible Participant who incurs a Disability during the Plan Year or whose employment with the Employer terminates as a result of death, or Normal Retirement or Early Retirement shall, for purposes of this Section, be deemed to have been employed by the Participating Employer on the last day of the Plan Year. The amount to be allocated will be determined on a pro-rata basis in proportion to the Compensation of such Eligible Participants for the Plan Year.
(b)Calculation of Excess 401(k) Contributions. The amount of Excess 401(k) Contributions for Highly Compensated Employees for a Plan Year shall be calculated by the following method, under which the ADP of the Highly Compensated Employee with the highest ADP is reduced to the extent required to enable the Plan to satisfy the ADP test or to cause such Highly Compensated Employee’s ADP to equal the ADP of the Highly Compensated Employee with the next highest ADP:
(i)the Employee Contributions of the Highly Compensated Employee with the highest ADP shall be reduced; such reduction shall continue, as necessary, until such Highly Compensated Employee’s ADP equals that (those) of the Highly Compensated Employee(s) with the second highest ADP;
(ii)following the application of paragraph (i), if it is still necessary to reduce Highly Compensated Employees’ Employee Contributions, then the Contributions of

(or allocations on behalf of, if applicable) Highly Compensated Employees with the highest and second highest ADPs shall be reduced, as necessary, until such Employees’ ADP equals that of the Highly Compensated Employee(s) with the third highest ADP;
(iii)following the application of paragraph (ii), if it is still necessary to reduce Highly Compensated Employees’ Employee Contributions, then the procedure, the beginning of which is described in paragraphs (i) and (ii) above, shall continue until no further reductions are necessary; and
(iv)amounts determined pursuant to paragraphs (i) through (iii) above shall be combined. The resulting sum shall be the Excess 401(k) Contributions, and the portion of the total to be allocated to each affected Highly Compensated Employee shall be determined pursuant to paragraph (c) below.
(c)Allocation of Excess 401(k) Contributions. The amount of Excess 401(k) Contributions to be allocated to a Highly Compensated Employee for a Plan Year shall be determined by the following method:
(i)the Employee Contributions of the Highly Compensated Employee(s) with the highest dollar amount of Employee Contributions shall be reduced, as necessary, until either such Highly Compensated Employee’s dollar amount of Employee Contributions equals that of the Highly Compensated Employee(s) with the next highest dollar amounts of Employee Contributions, or until no unallocated Excess 401(k) Contributions remain;
(ii)following the application of paragraph (i), if unallocated Excess 401(k) Contributions remain, then Employee Contributions of the Highly Compensated Employees with the highest and second highest dollar amount(s) of Employee Contributions shall be reduced, as necessary, until either such Highly Compensated Employees’ dollar amount of Employee Contributions equal those of the Highly Compensated Employee(s) with the third highest dollar amount(s) of Employee Contributions, or until no unallocated Excess 401(k) Contributions remain;
(iii)following the application of paragraph (ii), if unallocated Excess 401(k) Contributions remain, then the procedure, the beginning of which is described in paragraphs (i) and (ii), shall continue until no further reductions are necessary; and
(iv)Excess 401(k) Contributions in an amount equal to the reduction of Employee Contributions determined in paragraphs (i) through (iii) above with respect to a Highly Compensated Employee shall be allocated to that Highly Compensated Employee and, as determined by the Committee, distributed pursuant to paragraph (e) below.
(d)Character of Excess 401(k) Contributions. The Excess 401(k) Contributions of a Highly Compensated Employee shall be deemed to consist of Contributions and allocations as determined according to the following order:
(i)first, the Highly Compensated Employee’s Excess 401(k) Contributions shall be deemed to consist of Employee Contributions, if any, which exceed the highest rate or amount at which Employee Contributions are matched; provided, however, such Contributions shall be offset by any Excess Elective Deferrals distributable to the Employee pursuant to Section 5.2; and

(ii)second, the Highly Compensated Employee’s Excess 401(k) Contributions shall be deemed to consist of any Employee Contributions and any Qualified Matching Contributions, each in proportion to the Highly Compensated Employee’s total Employee Contributions and Qualified Matching Contributions for the Plan Year; provided, however, any Employee Contributions characterized as Excess 401(k) Contributions under this paragraph shall be offset by any Excess Elective Deferrals distributable to the Employee pursuant to Section 5.2 and not taken into account under paragraph (a)(i) above.
(e)Distribution of Excess 401(k) Contributions. If, pursuant to paragraph (a)(ii) above, the Committee elects to distribute Excess 401(k) Contributions, which shall then be treated as Annual Additions (adjusted for Earnings) to Highly Compensated Employees, then the Committee shall make such distributions in accordance with the following timing restrictions:
(i)on or before the date which falls two and one-half (2 1/2) months after the last day of the Plan Year for which such Excess 401(k) Contributions were made, to avoid liability for the Federal excise tax and state excise tax, if applicable, which will be imposed on Excess 401(k) Contributions distributed after such date; and
(ii)in any event, such Excess 401(k) Contributions shall be distributed before the last day of the Plan Year next following the Plan Year for which such Excess 401(k) Contributions were made.
(f)Adjustment for Earnings. After the Committee has determined the aggregate amount and character of Excess 401(k) Contributions to be distributed to a given Highly Compensated Employee, then that amount shall be adjusted for Earnings through the end of the Plan Year to which the Excess 401(k) Contributions relate. The Earnings allocable to Excess 401(k) Contributions shall be calculated by the Committee using any reasonable method for computing the Earnings allocable to Excess 401(k) Contributions; provided, however, that the method shall not violate Code Section 401(a)(4), and that the method shall be used consistently for all similarly-situated Eligible Participants, for all corrective distributions under the Plan for the Plan Year, and for allocating Earnings to Eligible Participants’ Accounts.
(g)Matching Contributions Related to Excess 401(k) Contributions. Any Matching Contributions attributable to Excess 401(k) Contributions, plus any Earnings allocable thereto, shall be forfeited and applied as provided in Section 6.2.
5.5    Discrimination Testing of Matching Contributions and/or After-Tax Contributions. Notwithstanding anything contained in the Plan to the contrary, the Plan must meet the nondiscrimination requirements of Code Section 401(a)(4) with respect to the amount of Matching Contributions and/or After-Tax Contributions made to the Plan. Such requirements will be met if the Plan satisfies the nondiscrimination tests set forth in Code Section 401(m)(2), Income Tax Regulations section 1.401(m)-2, and other applicable guidance issued by the Internal Revenue Service under Code Section 401(m). Subsequent guidance is incorporated herein by reference. In satisfying the nondiscrimination tests set forth in Code Section 401(m)(2), the current year method will be used.
(a)Definitions.
(i)Actual Contribution Percentage (“ACP”). “Actual Contribution Percentage” or “ACP” means, with respect to each Eligible Participant, the Eligible

Participant’s Contribution Percentage Amount, divided by their Compensation for that Plan Year;
(ii)Average ACP. “Average ACP” means the average of the ACPs of the Eligible Participants in a group.
(iii)Contribution Percentage Amount. “Contribution Percentage Amount” means the sum of Matching Contributions, Qualified Matching Contributions (if such Qualified Matching Contributions are not included in the ADP Test) and After-Tax Contributions made under the Plan on behalf of an Eligible Participant for the Plan Year. In addition, to the extent elected by the Committee for purposes of calculating the ACP test, “Contribution Percentage Amount” may also include Qualified Nonelective Contributions, Employee Contributions, and/or pre-tax and/or qualified nonelective contributions under other Plans of the Employer (subject to such requirements as may be prescribed by the Secretary of the Treasury); provided, however, that the amount of Qualified Nonelective Contributions, Employee Contributions and/or pre-tax contributions under other Plans of the Employer used in calculating the ADP test may not be used in calculating the ACP test. Such Contribution Percentage Amount shall not include Matching Contributions or After-Tax Contributions that are forfeited either to correct Excess Matching Contributions or After-Tax Contributions or because the Contributions to which they relate are Excess Elective Deferrals or Excess 401(k) Contributions.
(iv)Excess Matching Contributions and/or After-Tax Contributions. “Excess Matching Contributions and/or After-Tax Contributions” means with respect to any Plan Year, the excess of (A) the aggregate amount of Contributions actually taken into account in computing the Average ACP of Highly Compensated Employees for such Plan Year, over (B) the maximum amount of such Contributions permitted by the ACP test.
(b)ACP Test. One of the following tests shall be satisfied for each Plan Year:
(i)the Average ACP for Eligible Participants who are Highly Compensated Employees for such Plan Year shall not exceed the Plan Year’s Average ACP for Eligible Participants who were Non-Highly Compensated Employees for the Plan Year multiplied by one and twenty-five one-hundredths (1.25); or
(ii)the Average ACP for Eligible Participants who are Highly Compensated Employees for such Plan Year shall not exceed the Plan Year’s Average ACP for Eligible Participants who were Non-Highly Compensated Employees for the Plan Year multiplied by two (2); provided, however, that the Average ACP for Eligible Participants who are Highly Compensated Employees does not exceed the Average ACP for Eligible Participants who were Non-Highly Compensated Employees for the Plan Year by more than two (2) percentage points.
5.6    Corrective Procedure for Discriminatory Matching Contributions and/or After-Tax Contributions.
(a)Correction of Discriminatory Matching or After-Tax Contributions. The Committee shall have the power to take any and all steps it deems necessary or appropriate to ensure compliance with the limitations described in Section 5.5(b), including, without limitation, the following:

(i)distributing vested Excess Matching Contributions and/or After-Tax Contributions to Highly Compensated Employees who received such allocations, pursuant to paragraph (e) below;
(ii)treating that portion of Excess Matching Contributions that consists of unvested allocations of Matching Contributions to the Matching Contributions Accounts of Highly Compensated Employees as amounts to be reallocated, pursuant to paragraph (d) below;
(iii)limiting the amount of Matching Contributions or After-Tax Contributions allocated to the Matching Contributions Accounts or After-Tax Contributions Account of Highly Compensated Employees; and/or
(iv)accepting from the Employer a Qualified Nonelective Contribution for Eligible Participants who are Non-Highly Compensated Employees. If Qualified Nonelective Contributions are made by the Employer in its sole discretion pursuant to this Section, such contributions shall be made solely to those Eligible Participants who are Non-Highly Compensated Employees employed on the last day of the Plan Year and to those who are Non-Highly Compensated Employees when they ceased to be Eligible Participants during the Plan Year due to a transfer of employment to a foreign subsidiary of the Company that resulted in such Employee no longer being on the United States payroll of a Participating Employer. Notwithstanding the foregoing, an otherwise Eligible Participant who incurs a Disability during the Plan Year or whose employment with the Employer terminates as a result of death, or Normal Retirement or Early Retirement shall, for purposes of this Section, be deemed to have been employed by the Participating Employer on the last day of the Plan Year. The amount to be allocated will be determined on a pro-rata basis in proportion to the Compensation of such Eligible Participants for the Plan Year.
(b)Timing of Distribution of Excess Matching and/or After-Tax Contributions. Notwithstanding any contrary provisions in this Plan, if, pursuant to paragraph (a)(i) or (ii) above, the Committee elects to distribute or reallocate Excess Matching Contributions and/or After-Tax Contributions (adjusted for Earnings), then the Committee shall take such action(s) on or before the date which falls two and one-half (2½) months after the last day of the Plan Year for which such Excess Matching Contributions and/or After-Tax Contributions were made, if the Employer wishes to avoid liability for the Federal excise tax and state excise tax, if applicable, which will be imposed on Excess Matching Contributions and/or After-Tax Contributions distributed or reallocated after such date, but in any event, before the last day of the Plan Year next following the Plan Year for which such Contributions were made.
(c)Determination of Amount of Excess Matching Contributions and/or After-Tax Contributions. The amount of Excess Matching Contributions and/or After-Tax Contributions for Highly Compensated Employees for a Plan Year shall be determined by the following method, to enable the Plan to satisfy the ACP test:
(i)first, the allocations of Contributions taken into account in determining the ACP (“ACP Allocations”) of the Highly Compensated Employee with the highest ACP shall be reduced, as necessary, until such Employee’s ACP equals those of the Highly Compensated Employee(s) with the second highest ACP;

(ii)second, following the application of paragraph (i), if it is still necessary to reduce Highly Compensated Employees’ ACP Allocations, then the Contributions of Highly Compensated Employees with the highest and second highest ACPs shall be reduced, as necessary, until each affected Employee’s ACP equals that (those) of the Highly Compensated Employee(s) with the third highest ACP;
(iii)third, following the application of paragraph (ii), if it is still necessary to reduce Highly Compensated Employees’ ACP Allocations, then the procedure, the beginning of which is described in paragraphs (i) and (ii), shall continue until no further reductions are necessary; and
(iv)fourth, amounts determined pursuant to paragraphs (i) through (iii) shall be combined. The resulting sum shall be the Excess Matching Contributions and/or After-Tax Contributions, and the portion of the total to be allocated to each affected Highly Compensated Employee shall be determined pursuant to paragraph (d) below.
(d)Allocation of Excess Matching Contributions and/or After-Tax Contributions. The amount of Excess Matching Contributions and/or After-Tax Contributions to be allocated to a Highly Compensated Employee for a Plan Year shall be determined by the following method to enable the Plan to satisfy the ACP test:
(i)first, the ACP Allocations of the Highly Compensated Employee(s) with the highest dollar amount of ACP Allocations shall be reduced, as necessary, until either such Employee’s dollar amount of ACP Allocations equals those of the Highly Compensated Employee(s) with the second highest dollar amount of ACP Allocations or until no ACP Allocations remain;
(ii)second, following the application of paragraph (i), if unallocated ACP Allocations remain, then ACP Allocations of Highly Compensated Employees with the highest and second highest dollar amount of ACP Allocations shall be reduced, as necessary, until either each affected Employee’s dollar amount of ACP Allocations equals that (those) of the Highly Compensated Employee(s) with the third highest dollar amount of ACP Allocations, or until no ACP Allocations remain;
(iii)third, following the application of paragraph (ii), if unallocated ACP Allocations remain, the procedure, the beginning of which is outlined in paragraphs (i) and (ii), shall continue until no further reductions are necessary, or until no further unallocated ACP Allocations remain; and
(iv)fourth, Excess Matching Contributions and/or After-Tax Contributions in an amount equal to the reductions of ACP Allocations determined in paragraphs (i) through (iii) above with respect to a Highly Compensated Employee shall be allocated to that Highly Compensated Employee and, as determined by the Committee, distributed pursuant to paragraph (e) below.
(e)Distribution of Excess Matching Contributions and/or After-Tax Contributions. After the procedure outlined in paragraph (d) above is completed, all amounts of Excess Matching Contributions and/or After-Tax Contributions shall be forfeited (if forfeitable) or distributed (if distributable) to the respective Highly Compensated Employees to whose Accounts the Excess Matching Contributions and/or After-Tax Contributions were made. Excess Matching Contributions and/or After-Tax Contributions for each affected Highly Compensated Employee shall be forfeited (if forfeitable) or distributed (if distributable) from the following Accounts in the following order:
(i)the Highly Compensated Employee’s After-Tax Contributions Account;
(ii)the Highly Compensated Employee’s Matching Contributions Account;
(iii)the Highly Compensated Employee’s Qualified Nonelective Contributions Account;
(iv)the Highly Compensated Employee’s Qualified Matching Contributions Account;
(v)the Highly Compensated Employee’s Employee Contributions Account;
(vi)the Highly Compensated Employee’s Roth Contributions Account.
(f)Adjustment for Earnings. After the Committee has determined the aggregate amount and character of Excess Matching Contributions and/or After-Tax Contributions to be forfeited or distributed to a given Highly Compensated Employee, then that amount shall be adjusted for Earnings. Earnings shall be calculated through the end of the Plan Year to which the Excess Matching Contributions relate. The Earnings allocable to Excess Matching Contributions and/or After-Tax Contributions shall be calculated by the Committee using any reasonable method for computing the Earnings allocable to Excess Matching Contributions and/or After-Tax Contributions; provided, however, that the method shall not violate Code Section 401(a)(4), and that the method shall be used consistently for all similarly-situated Participants, for all corrective distributions under the Plan for the Plan Year, and for allocating Earnings to Participants’ Accounts.

ARTICLE VI
VESTING AND FORFEITURES
6.1    Vested Interest.
(a)A Participant’s interest in their Employee Contributions Account, After-Tax Contributions Account, Catch-Up Contributions Account, Matching Contributions Account, After-Tax Rollover Account, Safe Harbor Match Account, Rollover Contributions Account, Prior ESOP Account and Prior Match Account under this Plan shall be at all times fully vested and nonforfeitable.
(b)A Participant’s interest in their Money Purchase Pension Account, ESOP Account and Profit Sharing Account shall be fully vested and nonforfeitable upon the Participant’s Normal Retirement, Covered Termination, death, or Disability, provided that the Participant is employed by the Employer immediately prior to such time. For purposes of this Section 6.1(b), a “Covered Termination” means a termination of an Eligible Participant’s employment within twenty-four (24) months following a Change in Control, as that term is defined in the SVB Financial Group Change in Control Severance Plan (“CIC Plan”) that is either (i) a voluntary termination for Good Reason or (ii) an involuntary termination other than for Cause. For purposes of the preceding sentence, the terms Good Reason and Cause generally shall have the meanings given those terms in the CIC Plan except that each Eligible Participant shall be treated as if covered (i.e., as a “Covered Employee”) under the CIC Plan solely for purposes of applying the definitions of Good Reason and Cause under this Plan.
(c)In all other cases, a Participant’s Interest in their Money Purchase Pension Account, ESOP Account and Profit Sharing Account shall be subject to the following vesting schedule:
Years of Service Vested Percentage
Less than 1 year 0%
1 year but less than 2 years 20%
2 years but less than 3 years 40%
3 years but less than 4 years 60%
4 years but less than 5 years 80%
5 years or more 100%
(d)The crediting of service shall be subject to the following rules:
(i)If a Participant who has voluntarily terminated or has been discharged returns to employment and is credited with an hour of service on or before incurring a Break in Service, then that Participant shall receive credit for the time elapsed during that absence.
(ii)If a Participant is absent for a reason other than termination or discharge and then voluntarily terminates or is discharged, then to receive credit for the time elapsed during that absence, the Participant must be credited with one (1) hour of service by the date that is the first anniversary of the first day of the absence.

(iii)If a Participant has a Break in Service of five (5) years or more, then service after such Break in Service shall not be taken into account for purposes of determining the nonforfeitable percentage of the Participant’s vested Account balance that accrued prior to such Break in Service.
(iv)If a Participant has less than one (1) Year of Service, then service prior to a Break in Service shall not be taken into account for purposes of determining the nonforfeitable percentage of the Participant’s vested Account balance if the period of severance equals or exceeds the Participant’s service before such period of severance.
(e)If the vesting schedule is subsequently amended, then in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee’s Employer-derived accrued benefit will not be less than the percentage computed under the Plan without regard to such amendment. In addition, if the amended vesting schedule provides less rapid vesting, if the Plan is amended in any way that directly or indirectly affects the computation of the Participant’s nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to a Top-Heavy vesting schedule (described in Article XI), then each Participant who is credited with three (3) Years of Service and whose Account(s) would have vested more rapidly prior to the amendment, may irrevocably elect during the election period to have the nonforfeitable percentage of their Account(s), as applicable, calculated without regard to such amendment. For purposes of this Section, the election period shall begin the date the amendment is adopted, and shall end on the date sixty (60) days after the latest of: (i) the date the amendment is adopted, (ii) the date the amendment becomes effective, or (iii) the date the Participant is issued written notice of the amendment by the Administrator or the Employer.
(f)For purposes of vesting, a Participant’s Days of Service and Years of Service with Leerink Holdings LLC for periods before such entity was a member of a controlled group of corporations (as defined under Code Section 414(b)) that includes the Company shall be recognized, provided that such Participant was employed by Leerink Holdings LLC on the day immediately prior to the acquisition date.
(g)Effective July 1, 2021, for purposes of vesting, a Participant’s Days of Service and Years of Service with Boston Private Financial Holdings, Inc. for periods before such entity was a member of a controlled group of corporations (as defined under Code Section 414(b)) that includes the Company shall be recognized.
6.2    Forfeitures.
(a)If a Participant is required to take a distribution pursuant to Section 7.9 (the “cash-out rule”), then, following the Participant’s Severance Date, the Participant shall receive a distribution of the value of the entire vested portion of their Account balance in accordance with Article VII. The nonvested portion of the Participant’s Account balance shall be treated as a forfeiture as of the earlier of: (i) the date on which the distribution occurs, or (ii) the last day of the Plan Year in which the Participant incurs five (5) consecutive one (1)-year Breaks in Service. For purposes of this Section, if the value of a Participant’s vested Account balance is zero (0), then the Participant shall be deemed to have received a distribution of such vested Account balance.
(b)If a Participant has the option to elect and does not elect to receive the value of their vested Account balance following their Severance Date in accordance with the requirements of Section 7.9, then the nonvested portion of the Participant’s Account balance shall be treated as a forfeiture as of the day that the Participant incurs five (5) consecutive one (1)-year Breaks in Service.
(c)If a Participant is not fully vested in their Account, and that Participant receives a distribution in accordance with the requirements of Section 7.9 and subsequently resumes employment with a Participating Employer, then that Participant’s partially-vested Account balance shall be restored, unadjusted for earnings or losses, to the amount on the Valuation Date preceding the date of distribution; provided, however, that the Participant repays to the Plan the full amount of the distribution attributable to partially-vested Contributions before the earlier of five (5) years after the Participant’s reemployment commencement date, or the date the Participant incurs five (5) consecutive one (1)-year Breaks in Service following the date of the distribution. If a Participant is deemed to receive a distribution pursuant to paragraph (a) above, and the Participant resumes employment covered under the Plan before the date the Participant incurs five (5) consecutive one (1)-year Breaks in Service, then, upon the Participant’s reemployment commencement date, the partially-vested Account balance of the Participant shall be restored, unadjusted for earnings or losses, to the amount on the Valuation Date preceding the date of such deemed distribution. The funds for effecting the restoration of the Account shall be drawn out of forfeitures or from a special Contribution to the Plan made by the Company, or, if so determined by the Company, by the Participating Employer that last employed the Participant. The amount contributed to the Participant’s Account for the purpose of effecting such restoration shall not be considered to be part of the Annual Additions to the Account of such Participant for the Plan Year of restoration or any subsequent Plan Year.
(d)Any amounts forfeited pursuant to this Section, any amounts attributable to forfeitures transferred pursuant to the merger of another tax-qualified plan with this Plan, and any other amounts to be treated as forfeitures under the Plan, shall be applied, to: (i) restore Accounts pursuant to paragraph (c) above; and then (ii) reduce the Company’s contribution obligation or to pay administrative expenses as directed by the Committee.

ARTICLE VII
DISTRIBUTION OF ACCOUNTS
7.1    Termination of Employment. Following a Participant’s severance from employment for any reason, the Participant may elect to have their vested Account balance distributed in accordance with this Article VII.
7.2    Disability. If a Participant incurs a Disability, then that Participant may elect a distribution of their vested Account in accordance with this Article VII.
7.3    Death Benefits. If a Participant dies before the entire vested balance of their Account has been distributed, then the vested balance in their Account shall be paid to the Participant’s Beneficiary in accordance with this Article VII.
7.4    Change to a Leased Employee. If a Participant experiences a change in employment status to that of a Leased Employee and the Participant continues to work for any Employer, such change will not be treated as a severance from employment with the Employer for purposes of receiving a distribution under the Plan.
7.5    Beneficiary Designation.
(a)If the Participant is married, then the Participant’s Beneficiary shall be their Surviving Spouse. However, the Participant may designate a Beneficiary other than their Spouse (in accordance with the Committee’s procedures at such time); provided, however, that: (i) the Participant’s Spouse consents to such designation and to the form thereof (in accordance with the Committee’s procedures at such time); (ii) such Beneficiary designation may not be changed without Spousal Consent; and (iii) the Spouse’s consent acknowledges the effect of such Beneficiary designation and is witnessed by a Plan representative or a notary public (if required by applicable law). Any Spousal Consent or the establishment that Spousal Consent cannot be obtained shall only apply to the particular Spouse involved.
(b)If, at the time of the Participant’s death, the Participant has no Surviving Spouse or designated Beneficiary, then the Participant’s Beneficiary shall be the individual representative of the Participant’s estate.
(c)A Participant’s Beneficiary shall be bound by the terms and conditions of the Plan. The designations, consents and the like required pursuant to this Section shall be executed in accordance with the Committee’s procedures at such time.
(d)Unless the Participant has indicated otherwise on the Beneficiary designation, any designation of a Beneficiary identified as Participant’s Spouse shall be deemed revoked by the divorce of the Participant and such Beneficiary. Such revocation shall be effective upon receipt of acceptable documentary evidence of divorce, delivered after the Participant’s death to the Committee. Notwithstanding anything to the contrary in this section, any domestic relations order submitted to and qualified under Section 9.5 at any time prior to the final transfer and/or payment of the Participant’s Account shall be deemed to constitute such acceptable documentary evidence of divorce.
(e)A Spouse or Beneficiary who predeceases the Participant shall have no rights or interest in the Participant’s Account except that the rights of an Alternate Payee under a qualified domestic relations order (as described in Section 9.5) shall supersede any contravening provision in this Section. If a Participant and the Participant’s Beneficiary

should die simultaneously (defined as within one hundred twenty (120) hours of each other), or under circumstances that render it difficult or impossible to determine who predeceased the other, then unless the Participant’s Beneficiary designation otherwise specifies, the Committee will presume conclusively that the Beneficiary predeceased the Participant.
7.6    Form of Distribution. Distributions shall be in the form of cash, or if a Participant so elects, in the form of whole shares of Company Stock and cash in lieu of fractional shares to the extent invested in Company Stock, except for amounts attributable to the Participant’s Money Purchase Pension Account as described in Appendix B.
7.7    Form of Benefit. Subject to this Article VII and in accordance with the rules established by the Administrator, a Participant’s vested Account balance shall be paid to the Participant in one of the following two ways: (i) in the form of a single lump sum payment or a partial lump sum payment of any amount; or (ii) effective for distributions made on and after January 1, 2022, in monthly, quarterly, semi-annual or annual installments paid to the Participant and calculated as a fixed dollar amount, as a fixed percent, over the Participant’s life expectancy or as a declining balance payment, except in the case of amounts attributable to a Participant’s Money Purchase Pension Account as described in Appendix B below. A Participant’s vested Account balance shall be paid to the Participant’s Beneficiary in the form of a single lump sum payment or partial lump sum payment of any amount and in accordance with Section 7.10 below.
7.8    Commencement of Distribution. Subject to this Article VII, following a Participant’s severance from employment, the Participant’s vested Account balance shall be distributed in accordance with the Committee’s procedures, and shall be subject to the following:
(a)if the Participant’s vested Account balance does not exceed One Thousand Dollars ($1,000) (including amounts attributable to Rollover Contributions) at the time of the distribution, and if the Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a Direct Rollover or to receive the distribution directly in accordance with this Section and Section 7.10, then the Participant shall receive a lump sum distribution of the entire vested portion of such Account balance and the nonvested portion shall be treated as a forfeiture;
(b)if the Participant’s vested Account balance exceeds One Thousand Dollars ($1,000) but does not exceed Five Thousand Dollars ($5,000) (including amounts attributable to Rollover Contributions) at the time of the distribution, and if the Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a Direct Rollover or to receive the distribution directly in accordance with this Article VII, then the Administrator will pay the distribution in a Direct Rollover to an individual retirement plan designated by the Administrator; or
(c)if the Participant’s vested Account balance exceeds Five Thousand Dollars ($5,000) at the time of the distribution, then the Participant must consent, in writing, prior to the distribution.
7.9    Direct Rollovers and Withholding.
(a)Definitions.
(i)Direct Rollover. “Direct Rollover” means an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan for the benefit of a Distributee.
(ii)Distributee. “Distributee” means a Participant, a Surviving Spouse of a deceased Participant, a Spouse entitled to payment under a Qualified

Domestic Relations Order, or for the limited purpose described in paragraph (iv) below, a non-Spouse designated Beneficiary.
(iii)Eligible Retirement Plan. “Eligible Retirement Plan” means:
(A)with respect to any Distributee, a qualified trust described in Code Section 401(a), an individual retirement account described in Code Section 408(a), a Roth IRA described in Code Section 408A, an individual retirement annuity (other than an endowment contract) described in Code Section 408(b), an annuity contract described in Code Section 403(b) or an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred to such plan from this Plan; and
(B)with respect to a non-Spouse designated Beneficiary, an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b) or a Roth individual retirement account described in Code Section 408A established for the purpose of receiving a distribution on behalf of the non-Spouse designated Beneficiary of the Participant in accordance with Code Section 402(c)(11).
(iv)Eligible Rollover Distribution. “Eligible Rollover Distribution” means any distribution of all or any portion of the balance credited to the Account of a Distributee, except that an Eligible Rollover Distribution shall not include: (A) any distribution that is one of a series of substantially equal periodic payments (made not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten (10) years or more; (B) any distribution to the extent such distribution is required under Code Section 401(a)(9); (C) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities); and (D) any amounts distributed as a result of a hardship distribution in accordance with Section 8.1.
(b)General Rule. If the Distributee of any Eligible Rollover Distribution from the Plan elects to have all or a specified portion of the Eligible Rollover Distribution paid directly to an Eligible Retirement Plan, and specifies the Eligible Retirement Plan to which the Eligible Rollover Distribution is to be paid, then the Eligible Rollover Distribution shall be paid to that Eligible Retirement Plan in a Direct Rollover.
(c)Rollover of After-Tax Contributions. Eligible Rollover Distribution also includes any distribution of any portion of the balance to the credit of the Distributee that is not includible in gross income if the distribution is made in a Direct Rollover to: (A) qualified trust under Code Section 401(a) or annuity contract under Code Section 403(b) and such trust or contract agrees to separately account for such transferred amounts (and earnings thereon); (B) an individual retirement account described in Code Section 408(a); or (C) an individual retirement annuity described in Code Section 408(b) (other than an endowment contract).

7.10    Minimum Distribution Requirements.
(a)Incorporation by Reference of 401(a)(9) Regulations. Distributions under the Plan will be made in accordance with Code Section 401(a)(9), including the incidental benefit requirement of Code Section 401(a)(9)(G) and Income Tax Regulations sections 1.401(a)(9)-2 through 9. The provisions of this Section reflecting Code Section 401(a)(9) override any distribution options in the Plan inconsistent with Code Section 401(a)(9).
(b)Required Beginning Date. Notwithstanding anything to the contrary in this Plan, a Participant may not defer commencement of their benefits past their Required Beginning Date. A Participant’s Required Beginning Date is April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 72 (or age 70½ if the Participant obtained age 70½ on or prior to December 31, 2019) or (ii) the calendar year in which the Participant has a severance from employment with the Employer; provided, however, that the Required Beginning Date of a Participant who is a 5% owner will be determined without regard to clause (ii).
(c)Distributions for Participants Who Have Reached Their Required Beginning Date. If a Participant has attained their Required Beginning Date, payment of the Participant’s benefits will be made over the life expectancy of that Participant or over the life expectancy of that Participant and their designated Beneficiary, determined in accordance with the applicable table contained in the applicable Income Tax Regulations under Code Section 401(a)(9).
(d)401(a)(9) Deferral Limitations for Beneficiaries.
(i)Death After Required Beginning Date. If a Participant dies on or after the Participant’s Required Beginning Date, the remaining portion of that Participant’s Account will be distributed to the Beneficiary in a single lump sum payment, with the exception of amounts attributable to a Participant’s Money Purchase Pension Account as described in Appendix B.
(ii)Death Before Required Beginning Date. Subject to paragraph (iii) below, if the Participant dies before the Participant’s Required Beginning Date, distribution of the Participant’s entire Account will be made in a single lump sum by December 31 of the calendar year containing the fifth anniversary of the Participant’s death, with the exception of amounts attributable to a Participant’s Money Purchase Pension Account as described in Appendix B.
(iii)Surviving Spouse. If the sole Beneficiary is the Participant’s Surviving Spouse, the date distributions are required to begin to the Surviving Spouse will not be earlier than December 31 of the calendar year in which the Participant would have attained age 72 (or age 70½ if the Participant obtained age 70½ on or prior to December 31, 2019). If the Surviving Spouse dies before distribution is made, distribution will be made to the Spouse’s beneficiary in a single lump sum at any time prior to December 31 of the calendar year containing the fifth anniversary of the Surviving Spouse’s death.

(e)Timing. Subject to Income Tax Regulation section 1.411(a)-11(c)(7) and the provisions of this Plan, benefits will become payable no later than 60 days after the last to occur of (a) the last day of the Plan Year in which the Participant attains age 65, (b) the last day of the Plan Year in which the Participant separates from employment with the Employer, or (c) the 10th anniversary of the last day of the Plan Year in which the Participant commenced participation in the Plan, unless the Participant elects otherwise.
(f)2009 Required Minimum Distributions. Notwithstanding any Plan provision to the contrary, Participants or Beneficiaries who would have been required to receive required minimum distributions for calendar year 2009 did not receive those distributions for calendar year 2009 in accordance with Code Section 401(a)(9)(H) unless an election was made by such Participant or Beneficiary to receive such distributions in accordance with procedures established by the Committee.
7.11    Distribution to Minor or Incompetent. If any individual to whom a benefit is payable under the Plan is a minor, or if the Committee determines that any individual to whom a benefit is payable under the Plan is incompetent to receive such payment or to give a valid release thereof, then the Committee may direct that such distribution be paid to the legal guardian, or, if none, to a parent of such minor or incompetent, or a responsible adult with whom the minor or incompetent resides, or to a custodian for a minor under the Uniform Transfers to Minors Act (or other statutes of similar relevance), if permitted by the laws of the state in which the minor or incompetent resides. Payment to the legal guardian, parent or custodian of a minor Beneficiary shall fully discharge the Trustee, the Employer, the Administrator, the Committee, and the Plan from liability on account thereof. A minor is a person who has not yet reached the age of majority for the ownership of investments under the law of the state of the minor’s domicile. A former minor may request that the inherited Account be transferred to them at any time after attaining the age of majority.
7.12    Location of Participant or Beneficiary Unknown. If a Participant or Beneficiary who is entitled to a distribution cannot be located and the Committee has made reasonable efforts (in accordance with Department of Labor guidelines) to locate the Participant or Beneficiary, then the Participant’s or Beneficiary’s interest shall be forfeited and used as set forth in Section 6.2. If the Participant or Beneficiary makes a claim for the Account (such claim shall be made in accordance with the Committee’s procedures at such time) subsequent to the forfeiture, then the Employer shall cause the Account to be reinstated without adjustment for earnings or losses.
7.13    Prohibition Against Profiting from Participant’s Death. If the Committee determines that a Beneficiary may have intentionally caused the Participant’s death, the Committee may take any action the Committee determines appropriate, including but not limited to:
(a)Delaying payments of any benefit to such Beneficiary for any period the Committee determines appropriate, including until there is a judicial determination of the Beneficiary’s guilt or innocence;
(b)Deciding to pay the benefit otherwise payable to the Beneficiary to another Beneficiary; and
(c)Applying the rules of the state in which the death occurred to determine the proper Beneficiary.

ARTICLE VIII
HARDSHIPS, LOANS, IN-SERVICE WITHDRAWALS
8.1    Hardship Withdrawals.
(a)Upon hardship of an Eligible Participant (as set forth in this Section), that Eligible Participant shall, under the direction of the Committee, receive a withdrawal from the Participant’s vested Accounts (excluding their Money Purchase Pension Account, Safe Harbor Match Account, Qualified Matching Contributions Account and Qualified Nonelective Contributions Account). The ordering of Accounts from which distributions under this section shall be made will be determined by the Committee. Distributions from the underlying investments within each Account will be made on a pro-rata basis unless otherwise determined by the Committee. An Eligible Participant shall be entitled to a hardship distribution only if the Eligible Participant is an Employee and if the distribution is both: (i) made on account of an immediate and heavy financial need of the Participant (as defined in paragraph (b) below), and (ii) necessary to satisfy such financial need (as defined in paragraph (c) below). The Participant shall furnish the Committee with satisfactory proof, as determined by the Committee, that the hardship distribution meets the requirements of paragraphs (b) and (c) below. There is no limit on the number or frequency of hardship withdrawals, and the minimum amount of any hardship withdrawal shall be One Thousand Dollars ($1,000).
(b)An immediate and heavy financial need shall be deemed to include any one or more of the following:
(i)expenses incurred or necessary for medical care (described in Code Section 213(d)) for the Eligible Participant, their Spouse, their primary Beneficiary, or any dependents of the Participant (as defined in Code Section 152);
(ii)costs (excluding mortgage payments) relating to the purchase of a principal residence for the Eligible Participant;
(iii)payment of tuition, related educational fees and room and board expenses, for up to the next twelve (12) months of post-secondary education for the Eligible Participant, their Spouse, their primary Beneficiary, children, or dependents (as defined in Code Section 152);
(iv)payments necessary to prevent the eviction of the Eligible Participant from their principal residence or foreclosure on the mortgage or deed of trust on that principal residence;
(v)payment of burial or funeral expenses for the Participant’s deceased parents, Spouse, their primary Beneficiary, children or dependents (as defined in Code Section 152 and without regard to Section 152(d)(1)(B));
(vi)payment of expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to Code Section 165(h)(5) and whether the loss exceeds 10% of adjusted gross income);
(vii)expenses and losses (including loss of income) incurred by the Participant on account of a disaster declared by the Federal Emergency Management Agency (FEMA) under the Robert T. Stafford Disaster

Relief and Emergency Assistance Act, Public Law 100-707, provided that the Participant’s principal residence or principal place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster; or
(viii)such other payments, costs, or expenses, as permitted under the safe harbor hardship provisions of the Code or the applicable validly issued guidance thereunder.
(c)A distribution shall be considered as necessary to satisfy an immediate and heavy financial need of the Participant only if:
(i)the Participant has obtained other available distributions (other than hardship distributions and, effective January 1, 2019, loans) under the Plan and all other plans of deferred compensation, whether qualified or nonqualified;
(ii)effective January 1, 2019, the Participant must represent (in writing, by an electronic medium, or in such other form as may be prescribed by the Commissioner of the Internal Revenue Service) that the Participant has insufficient cash or liquid assets to satisfy the need; and
(iii)the distribution is not in excess of the amount of an immediate and heavy financial need (including amounts necessary to pay any Federal, state or local income taxes or penalties reasonably anticipated to result from the distribution).
8.2    Loans.
(a)The Committee may direct the Trustee to make loans to Participants who are Employees and to parties-in-interest (as defined in ERISA Section 3(14)) with respect to the Plan who are non-Employee Participants or Beneficiaries of deceased Participants (a “Loan Applicant”), provided that:
(i)such loans are available on a reasonably equivalent basis;
(ii)such loans are not made available to Highly Compensated Employees, officers or shareholders in an amount greater than the amount made available to other Employees;
(iii)such loans bear a reasonable rate of interest;
(iv)such loans are adequately secured; and
(v)a Loan Applicant’s aggregate outstanding loans shall not exceed the lesser of (A) fifty percent (50%) of the present value of the Loan Applicant’s vested Account, or (B) Fifty Thousand Dollars ($50,000) reduced by the excess, if any, of (1) the highest principal amount of the Loan Applicant’s aggregate outstanding loans (including defaulted loans) under all tax-qualified plans of the Employer at any time during the immediately preceding twelve (12) months, over the aggregate principal amount outstanding under such loans on the date the new loan is made, plus (2) the amount of unpaid accrued interest on a defaulted loan.
(b)The Committee shall adopt policies and guidelines in compliance with ERISA and the Code which establish and detail the terms of Plan loans hereunder, and which shall be deemed a part of this Plan. The Committee may amend such policies and guidelines from time to time. A participant shall not be required to obtain Spousal Consent in order to take out a loan under the Plan, except to the extent the loan is funded through the Participant’s Money Purchase Pension Account.
8.3    In-Service Withdrawals At and After Age Fifty-Nine and One-Half (59½). A Participant may withdraw all or a portion of their vested Account balance, except for amounts allocated to the Participant’s Money Purchase Pension Account, at any time subsequent to their attainment of age fifty-nine and one-half (59½). Any such withdrawal shall be in the amount specified by the Participant, up to the value of their vested Account balance. Notwithstanding the foregoing, a Participant may elect to have the portion of their withdrawal attributable to amounts invested in Company Stock be made in the form of whole shares and cash in lieu of fractional shares. The ordering of Accounts from which distributions under this section shall be made will be determined by the Committee. Distributions from the underlying investments within each Account will be made on a pro-rata basis unless otherwise determined by the Committee. There is no limit on the number or frequency of in-service withdrawals under this section.
8.4    In Service Withdrawals Available at Any Time.
(a)A Participant may withdraw all or a part of their Rollover Contributions Account, After-Tax Contributions Account and After-Tax Rollover Account at any time. Any such withdrawal shall be in the amount specified by the Participant up to the value of the applicable Account balance.
(b)A Participant may elect to have the portion of their withdrawal attributable to amounts invested in Company Stock be made in the form of whole shares and cash in lieu of fractional shares. Distributions from the underlying investments in the Participant’s Rollover Contributions Account, After-Tax Contributions Account and After-Tax Rollover Account will be made on a pro-rata basis unless otherwise determined by the Committee. There is no limit on the number or frequency of in-service withdrawals from a Participant’s Rollover Contributions Account, After-Tax Contributions Account and After-Tax Rollover Account.
8.5    Military Service Distribution. Notwithstanding anything in the Plan to the contrary, effective January 1, 2022, a Participant who is employed by the Employer and who is performing service in the uniformed services of the United States (as defined in Chapter 43 of Title 38 of the U.S. Code) for a period in excess of thirty (30) days, shall be considered to have incurred a severance from employment with the Employer solely for purposes of permitting the Participant to elect a distribution from his or her vested Account, except for amounts allocated to the Participant’s Money Purchase Pension Account, in accordance with Section 7.1. A Participant who elects a distribution in accordance with this Section shall be prohibited from making Employee Contributions, Roth Contributions, Catch-Up Contributions and After-Tax Contributions to the Plan for a period of six (6) months following his or her receipt of such distribution.

ARTICLE IX
ADMINISTRATION
9.1    Committee. The Company, through its authorized delegate, has appointed a 401(k) and ESOP Committee (referred to in this document as the “Committee”) to administer the Plan.
9.2    Power. The Committee described above has full discretionary authority to carry out its assigned functions. The Committee may delegate its discretionary authority and such duties and responsibilities as it deems appropriate to facilitate the day-to-day administration of the Plan and, unless the Committee provides otherwise, such a delegation will carry with it the full discretionary authority to accomplish the delegation. Determinations the Committee or by that Committee’s delegate will be final and conclusive upon all persons. The functions of the Committee include the following:
(a)Administration. The Committee has full discretionary authority to administer and interpret the Plan, including discretionary authority to determine eligibility for participation and for benefits under the Plan, to correct errors to the extent practicable, to construe ambiguous terms, to employ advisors, and to authorize expenditures from Plan assets.
(b)Investment. The Committee has full discretionary authority to appoint one or more investment managers, to establish procedures for investment of amounts for which no investment direction is given, to monitor and oversee the investment of Plan assets, to establish investment policies, to appoint, remove and replace third party service providers, and to authorize expenditures from Plan assets.
(c)Employee Benefits Claim Review. The Committee has full discretionary authority to exercise the powers outlined in the Plan’s claims procedures, as described in the Plan’s Summary Plan Description.
9.3    Expenses. All proper expenses incurred in administering the Plan may be paid from the Trust if not paid by the Company. If expenses are initially paid by the Company, the Company may be reimbursed from the Trust. Committee members will receive no compensation for their services to the Plan as Committee members. Notwithstanding any provision in the Plan to the contrary, to the extent that the Plan is lawfully reimbursed for the costs of administration by a third party recordkeeper, a trustee, or any third party other than the Company, the Plan will be responsible for the costs of Plan administration.
9.4    Participant-Directed Accounts. The Plan is intended to provide participant-directed investments that are designed so that the Plan satisfies the requirements under ERISA Section 404(c). Each Participant shall have the right to direct the investment of their Accounts among such investments as are authorized by the Committee, subject to such procedural guidelines as the Committee shall establish from time to time. The Committee shall establish such procedures in such time, frequency, form and manner, as it deems appropriate or necessary for Participants to invest their Account balances in accordance with this Section and the Plan. Investments, including Participant elections to invest in Company Stock, shall be subject to such restrictions, limitations and administrative procedures as are imposed by the Committee, pursuant to their discretionary authority to administer and interpret the Plan, including, but not limited to, procedures for investment of amounts for which no investment direction is given by a Participant.
9.5    Domestic Relations Orders.
(a)Definitions.
(i)Alternate Payee. “Alternate Payee” means any Spouse, former Spouse, child or other dependent (within the meaning of Code Section 152) of a Participant who is recognized by a Domestic Relations Order as having a right to receive any immediate or deferred payment of all or a portion of the balance credited to a Participant’s Account under the Plan.
(ii)Domestic Relations Order or Order. “Domestic Relations Order” or “Order” means any judgment, decree or order (including approval of a property settlement agreement) which provides or otherwise conveys, pursuant to applicable state domestic relations laws (including community property laws), child support, alimony payments or marital property rights to an Alternate Payee.
(iii)Qualified Domestic Relations Order. “Qualified Domestic Relations Order” means any Domestic Relations Order that meets the following requirements:
(A)such Order establishes (or otherwise recognizes the existence of) the right of an Alternate Payee to receive all or a portion of the vested balance credited to a Participant’s Account under the Plan;
(B)such Order specifies (1) the name and last known mailing address of the Participant, (2) the name and last known mailing address of each Alternate Payee covered by such Order, (3) the amount or percentage of the Participant’s vested Account balance under the Plan payable to each such Alternate Payee or the manner in which such amount or percentage is to be calculated, and (4) any other requirement set forth in ERISA Section 206(d)(3) or Code Section 414(p); and such Order does not require the Plan to (1) provide any type or form of benefit or option not otherwise available to the Participant under the Plan, (2) provide increased benefits not otherwise payable to the Participant under the Plan, or (3) pay benefits to an Alternate Payee which are required to be paid to another Alternate Payee pursuant to any Qualified Domestic Relations Orders previously issued with respect to the Participant’s Account under the Plan.
(b)A distribution to an Alternate Payee authorized by a Qualified Domestic Relations Order may be made even if the affected Participant would not be eligible to receive a similar distribution from the Plan at that time. The Committee or its authorized delegate has full discretionary authority to determine whether a domestic relations order is “Qualified” within the meaning of Code Section 414(p). Rights and benefits provided to a Participant or Beneficiary are subject to the rights and benefits of an Alternate Payee. With the exception of amounts attributable to a Participant’s Money Purchase Pension Account, if any, the only form of payment available to an Alternate Payee is a single lump sum. Additional rules pertaining to QDROs are described in the QDRO Procedures for the Plan.

ARTICLE X
AMENDMENT, TERMINATION OR MERGER
10.1    Amendment.
(a)The Company shall have full power and authority to amend the provisions of the Plan for any reason, at any time, to such extent and in such manner as the Company shall deem advisable, in accordance with its normally established procedures. The Company may delegate such power, in whole or in part, to one or more individuals or committees (comprised of officers or other managerial personnel of the Company).
(b)The Committee has been delegated the full power and authority to execute amendments to (i) clarify any provision of the Plan, (ii) bring the Plan into compliance with applicable law, (iii) provide for the continued tax-qualified status of the Plan, or (iv) amend the Plan and other related documents as deemed necessary or appropriate by the Committee (and any member of the Committee is authorized to execute such amendment or other related document); provided that no such amendment results in a significant financial impact on the Company.
(c)An amendment shall become effective, in accordance with its terms, as to all Participants and all other persons having or claiming an interest under the Plan, upon the effective date specified in the instrument evidencing such amendment. However, no such amendment shall operate to: (i) cause any part of the Trust to revert to or to be recoverable by a Participating Employer or to be used for, or diverted to, purposes other than the exclusive benefit of Participants and their Beneficiaries (or for defraying the reasonable administrative expenses of the Plan); (ii) reduce the then outstanding balances in the Accounts of Participants; or (iii) affect, reduce or eliminate any benefits which are protected benefits pursuant to Code Section 411(d)(6), except as permitted under Income Tax Regulations Section 1.411(d)‑4.
10.2    Termination of Plan.
(a)The Company may terminate this Plan at any time for any reason by resolution adopted by the Board, or its authorized delegate, but the Trust may neither thereby be diverted from the exclusive benefit of the Participants, their Beneficiaries, survivors or estates (other than for defraying the reasonable administrative expenses of the Plan), nor revert to a Participating Employer.
(b)Upon termination of the Plan (as determined by the Company or its authorized delegate) or the complete discontinuance of Employer contributions under the Plan (as determined by the Company), the Accounts of each Participant shall be nonforfeitable. The Administrator shall distribute each Participant’s Accounts to the Participant pursuant to Article VII as soon as administratively feasible after the termination.
(c)Upon a partial termination of the Plan (as determined by the Company or the Administrator) the Accounts of each affected Participant shall be nonforfeitable.
10.3    Merger.
(a)The Committee shall have the full power and authority to effect from time to time, upon such terms and conditions deemed appropriate, the merger of any and all tax-qualified defined contribution plans (and related tax-exempt trusts) maintained by entities acquired by the Company into the Plan and Trust, and to take any and all such actions, and prepare, execute, and deliver all such documents as may be necessary or advisable to effect any and all such plan and related trust mergers.
(b)Nothing contained herein shall prevent the merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, another plan meeting the requirements of Code Section 401(a) or the transfer to the Plan of assets or liabilities of another such plan so qualified under the Code. Any such merger, consolidation or transfer shall be accompanied by the transfer of such existing records and information as may be necessary or appropriate to properly allocate such assets among Participants, including, without limitation, any tax or other information necessary for the Participants or persons administering the plan that is receiving such assets. The terms of such merger, consolidation or transfer must be such that (if the Plan had then terminated), the requirements of this Article would be satisfied and each Participant (or, if applicable, their Beneficiary or an Alternate Payee) would receive a benefit immediately after the merger, consolidation or transfer equal to or greater than the benefit the Participant would have received if the Plan had terminated immediately before the merger, consolidation or transfer. Notwithstanding any provision in this Plan to the contrary, any amounts transferred to the Plan as a result of such merger, consolidation or transfer shall, to the extent the benefits accrued under the transferor plan are protected benefits under Code Section 411(d)(6) be preserved under this Plan, and shall not in any way be affected, reduced or eliminated, except as permitted under Income Tax Regulations Section 1.411(d)-4.

ARTICLE XI
TOP-HEAVY PROVISIONS
11.1    Purpose. This Article is intended to ensure that the Plan complies with Code Section 416. Code Section 416 and the applicable Income Tax Regulations are herein incorporated by reference. If the Plan is or becomes Top-Heavy in any Plan Year, then the provisions of this Article shall supersede any conflicting provision in the Plan.
11.2    Definitions.
(a)Determination Date. “Determination Date” means the last day of the preceding Plan Year.
(b)Key Employee. “Key Employee” means any Employee or former Employee (including the Beneficiaries of such Employee and any deceased Employee) who at any time during the Plan Year that includes the Determination Date, was (i) an officer of the Employer having annual Compensation greater than the amount in effect under Code Section 416(i)(1)(A), as adjusted by the Secretary of the Treasury under Code Section 415(d) ; (ii) a five percent (5%) owner of the Employer; or (iii) a one percent (1%) owner of the Employer who has annual compensation of more than One Hundred Fifty Thousand Dollars ($150,000). For purposes of this Section, compensation has the meaning given by Code Section 416(i)(1)(D) and shall be based only on compensation that is actually paid. A determination of who constitutes a Key Employee shall be made in accordance with Code Section 416(i)(1) and the applicable Income Tax Regulations and other guidance of general applicability issued thereunder.
(c)Non-Key Employee. “Non-Key Employee” means any Employee who is not a Key Employee.
(d)Permissive Aggregation Group. “Permissive Aggregation Group” means the Required Aggregation Group of plans plus any other plan(s) of the Employer that, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.
(e)Required Aggregation Group. “Required Aggregation Group” means:
(i)each tax-qualified plan of the Employer in which at least one (1) Key Employee participates or participated during the Plan Year ending on the Determination Date (regardless of whether the plan has terminated); and
(ii)any other tax-qualified plan of the Employer that enables a plan described in paragraph (i) above to meet the requirements of Code Section 401(a)(4) or 410.
(f)Top-Heavy Plan. “Top-Heavy Plan” means this Plan, if, for any Plan Year, any of the following conditions exists:
(i)the Top-Heavy Ratio for this Plan exceeds sixty percent (60%) and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans;
(ii)this Plan is part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Required Aggregation Group exceeds sixty percent (60%); or

(iii)this Plan is part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for both the Permissive Aggregation Group and the Required Aggregation Group exceeds sixty percent (60%).
(g)Top-Heavy Ratio. “Top-Heavy Ratio” means:
(i)if the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan that during the one (1)-year period ending on the Determination Date(s) has or has had accrued benefits, then the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the Account balances of all Key Employees as of the Determination Date(s) (including any part of any Account balance distributed in the one (1)-year period ending on the Determination Date(s)), and the denominator of which is the sum of Account balances (including any part of any Account balance distributed in the one (1)-year period ending on the Determination Date(s)), both computed in accordance with Code Section 416. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416. Notwithstanding the foregoing, in the case of a distribution of a portion of a Participant’s Account balance that is made for a reason other than severance from employment, death or Disability, the provisions of this paragraph shall be applied by substituting “five (5)-year period” for “one (1)-year period.”
(ii)if the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans that during the one (1)-year period ending on the Determination Date(s) has or has had any accrued benefits, then the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate, is a fraction, the numerator of which is the sum of Account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with paragraph (i) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of Account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with paragraph (i) above, and the present value of accrued benefits under the defined benefit plan or plans for all participants as of the Determination Date(s), all determined in accordance with Code Section 416. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the one (1)-year period ending on the Determination Date. Notwithstanding the foregoing, in the case of a distribution of a portion of a Participant’s Account balance that is made for a reason other than severance from employment, death or Disability, the provisions of this paragraph shall be applied by substituting “five (5)-year period” for “one (1)-year period.”
(iii)for purposes of paragraphs (i) and (ii) above, the value of Account balances and the present value of accrued benefits shall be determined as of the last day of the most recent Plan Year that falls within or ends with the twelve (12) month period ending on the Determination Date, except as provided in Code Section 416 for the first and second plan years of a defined benefit plan. The Account balances and accrued benefits of a participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one (1) hour of service with any Employer maintaining the Plan at any time during the one (1)-year period ending on the Determination Date shall be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account shall be made in accordance with Code Section 416. When aggregating plans, the value of Account balances and accrued benefits shall be calculated with reference to the Determination Dates that fall within the same calendar year.
The accrued benefit of a Participant other than a Key Employee shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).
11.3    Minimum Allocation.
(a)Except as otherwise provided in paragraphs (b) and (c) below, in any Plan Year that the Plan is Top-Heavy, Employer contributions (other than Employee Contributions and Catch-Up Contributions) allocated to the Accounts of each Participant who is a Non-Key Employee, shall be not less than the lesser of (i) three percent (3%) of the Non-Key Employee’s Compensation, or (ii) in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Code Section 401(a), the largest percentage of Contributions (other than Catch-Up Contributions) and forfeitures (if applicable), as a percentage of Compensation allocated on behalf of any Key Employee for that Plan Year.
(b)The provisions in paragraph (a) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.
(c)The provisions in paragraph (a) above shall not apply to any Participant to the extent the Participant is covered under any other qualified plan or plans of the Employer that provide the minimum allocation described above.
(d)The minimum allocation required (to the extent required to be nonforfeitable under Code Section 416(b)) cannot be forfeited under Code Section 411(a)(3)(B) or (D).

ARTICLE XII
MISCELLANEOUS
12.1    Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Code Section 414(u). If a Participant dies on or after January 1, 2007 while performing qualified military service (as defined in Code Section 414(u)), the Beneficiary of that Participant is entitled, to the extent required by Code Section 401(a)(37), to any additional benefits provided under the Plan as if the Participant had resumed employment on the date immediately before their date of death and then terminated employment on account of death.
12.2    Legal or Equitable Action. If any legal or equitable action with respect to the Plan is brought by or maintained against any individual(s), and the results of such action are adverse to that individual(s), attorney’s fees and all other direct and indirect expenses and costs incurred by the Employer, each Participating Employer, the Company (including, without limitation, the Board and the Compensation Committee), the Administrator, the Committee, the Trustee, and/or the Trust of defending or bringing such action shall, to the extent permitted by law, be charged against the interest, if any, of such individual(s) under the Plan.
12.3    No Enlargement of Plan Rights. Each individual agrees, as a condition of participation in the Plan, that they shall look solely to the assets of the Trust for the payment of any benefit under the Plan.
12.4    No Enlargement of Employment Rights. Nothing appearing in or done pursuant to the Plan shall be construed to give any individual a legal or equitable right or interest in the assets of the Trust or distribution therefrom (except as expressly provided in the Plan), nor against any Participating Employer (except as expressly provided in the Plan), or to create or modify any contract of employment between a Participating Employer and any Employee or to obligate a Participating Employer to continue the services of any Employee.
12.5    Interpretation. The headings contained in this Plan or in any Appendix hereto, are for reference purposes only, and shall not affect in any way the meaning or interpretation of the Plan. Any capitalized term used in any Appendix hereto, but not otherwise defined therein, shall have the meaning assigned to such term in the Plan. The masculine pronoun shall include the feminine pronoun and the singular the plural, where the context so indicates.
12.6    Notices and Form of Communication. Notwithstanding anything in the Plan to the contrary, in any instance where an action (including, without limitation, notices, instruments, elections, applications, and communications) by an Eligible Employee, a Participant, a Beneficiary, an Alternate Payee, the Administrator, the Company, a Participating Employer, or any other person or entity is required to be in writing such action may be satisfied in such form as the Committee or the Company, as applicable, may specify, including, without limitation, electronic or telephonic methods, but only to the extent permitted by law. All such actions (including notices, instruments, elections, applications, and communications) to be filed under the Plan shall be filed with the person or entity designated by the Company or the Committee, as applicable. Each such action shall be effective only upon actual receipt by the designated person or entity.
12.7    Governing Law. The Plan shall be construed, administered and governed in all respects in accordance with ERISA, the Code and other pertinent Federal laws and, to the extent not preempted by ERISA, in accordance with the laws of the State of California (irrespective of the choice of law principles of the State of California as to all matters); provided, however, that if any provision is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with the Plan being a tax-qualified plan and related tax-exempt trust under Code Sections 401(a) and 501(a), respectively.

12.8    Non-Alienation of Benefits. None of the benefits, payments, proceeds or claims of any Participant under the Plan shall be subject to any claim or any creditor of any Participant and, in particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor of any Participant, nor shall any Participant have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits, payments or proceeds which the Participant is or may be entitled to receive from the Plan, other than:
(a)Federal tax levies and executions on Federal tax judgments;
(b)payments made from the Accounts of a Participant in satisfaction of the rights of Alternate Payees pursuant to a Qualified Domestic Relations Order under Section 9.5;
(c)enforcement of any security interests or offset rights applicable to the Account of a Participant pursuant to the loan provisions of Section 8.2; or
(d)any offset of a Participant’s Account under the Plan against an amount the Participant is ordered to pay due to a judgment or settlement described in Code Section 401(a)(13)(C).
12.9    No Reversion. Notwithstanding any contrary provision of the Plan (except as provided in Section 6.2), no part of the assets in the Trust shall revert to the Employer, and no part of such assets, other than that amount required to pay taxes or reasonable administrative expenses of the Plan, shall be used for any purpose other than exclusive benefit of Participants or their Beneficiaries. However, upon the Committee’s request, the Trustee shall return the appropriate amount to a Participating Employer under any of the following circumstances, provided, however, any such excess amounts shall, to the extent permitted by law, be reduced to the extent there are negative Earnings attributable thereto:
(a)the amount was all or part of an Employer contribution that was made as a result of a mistake of fact and the amount contributed is returned to the Participating Employer within one (1) year after the date of the mistaken payment; or
(b)the amount was all or part of an Employer contribution that was conditioned on its deductibility under Code Section 404 (all contributions under the Plan are conditioned on their deductibility unless stated otherwise) and this condition is not satisfied, and the amount is returned to the Participating Employer within one (1) year after the date on which the deduction was disallowed.
12.10    Conflict. In the event of any conflict between the Plan and the terms of any contract or agreement issued hereunder or with respect hereto, the Plan shall control.
12.11    Severability. If any provision of the Plan, or the application thereof to any individual or circumstance, is deemed invalid or unenforceable by a court of competent jurisdiction, then the remainder of the Plan, or the application of such term or provision to individuals or circumstances other than those as to whom it is held invalid or unenforceable, shall not be affected thereby, and each provision of the Plan shall be valid and enforceable to the fullest extent permitted by law.

IN WITNESS WHEREOF, this document is hereby restated as of the Effective Date and executed on this ___ day of December 2021.
SVB FINANCIAL GROUP
By:
Name:
Title:

APPENDIX A
ESOP CONTRIBUTIONS
This Appendix sets forth the special provisions applicable only to Employee Stock Ownership Plan (the “ESOP”) portion of the Plan. The ESOP portion of the Plan is a non-leveraged employee stock ownership plan within the meaning of Code Section 4975(e)(7). The ESOP is maintained as a part of the Plan as authorized by Income Tax Regulation section 54.4975-11(a)(5). The ESOP is designed to invest primarily in employer securities as defined in Code Section 409(l).
A.1    Definitions.
The following additional definitions apply to the ESOP:
(a)“ESOP” means the portion of the Plan that reflects each Participant’s interest in SVB Financial Group stock (“Company Stock”) attributable to ESOP Contributions made in accordance with Section 4.7. Company Stock constitutes employer securities within the meaning of Code Section 409(l).
(b)“Dividend Record Date” means the date on which the registered shareholders of Company Stock are identified for purposes of determining eligibility to receive a declared dividend as of a specified Pay Date.
(c)“Election” means the election made by a Participant (or deemed made) to have dividends paid on Company Stock under the ESOP paid as a cash distribution or retained in the ESOP.
(d)“Pay Date” means the date on which dividends are paid to the registered shareholders of Company Stock determined as of a Dividend Record Date.
Capitalized terms used in this Appendix A that are not defined herein shall have the meaning as those terms have in the Plan.
A.2.    Elections on Dividends.
(a)General Rule. A Participant may make or change their Election at any time consistent with procedures established by the Committee prior to the date such Election becomes irrevocable with respect to a dividend (as determined by the Committee). A Participant’s Election shall remain in force until such Election is changed by the Participant consistent with procedures established by the Committee.
(b)Default Election. If, as of the date a Participant’s Election applicable to a dividend paid as of a specific Pay Date would otherwise become irrevocable, the Participant does not have a valid election in place, as determined under the Committee’s procedures, such Participant shall be deemed to have elected to have any such dividend reinvested in the ESOP.
(c)Timing. In no event shall a dividend subject to an Election that is paid to the ESOP be paid in a cash distribution to a Participant consistent with the Participant’s Election later than 90 days after the close of the Plan Year in which the dividend is paid.
(d)Annual Additions. Dividends on Company Stock that are paid in a cash distribution to a Participant or reinvested in the ESOP, consistent with a

Participant’s Election, are not treated as Annual Additions for purposes of Article V.
A.3.    Diversification.
A Participant may direct that all or any part of their interest in the ESOP be liquidated and reinvested in any of the investment options available under the non-ESOP part of the Plan. Transfers from the ESOP to other investment options are subject to the standard investment procedures established by the Committee for the non-ESOP part of the Plan.
A.4.    Voting.
A Participant is authorized to direct the voting of Company Stock proportionate to their interest in the ESOP in accordance with procedures established by the Committee, the Trust Agreement and Code Section 409(e).
A.5.    Distributions.
The standard distribution provisions of Article VII, including those applicable to distributions in Company Stock, govern distributions under the ESOP part of the Plan. As described in Article VII, the ESOP shall comply with Code Section 409(h) relating to the right of a Participant to demand that their benefits under the ESOP shall be distributed in the form of employer securities within the meaning of Code Section 409(l).
A.6.    Purchase of Shares.
The Trustee or a designated investment manager shall purchase shares of stock in the ESOP consistent with the provisions of the Trust Agreement.
A.7.    Prohibited Allocations.
The assets of the ESOP attributable to (or allocable in lieu of) employer securities acquired by the Plan in a sale to which Code Section 1042 applies cannot accrue (or be allocated directly or indirectly under any Code Section 401(a) plan of the Employer) for the benefit of persons specified in Code Section 409(n) during the non-allocation period defined in Code Section 409(n)(3)(C).

APPENDIX B
GUIDELINES FOR ANNUITY FORMS OF DISTRIBUTION
The provisions of this Appendix B are intended to set forth the guidelines for providing annuities as a form of distribution for amounts attributable solely to a Participant’s Money Purchase Pension Account under the Plan. Annuities shall only be offered as a form of distribution to Participants (or Surviving Spouses or Beneficiaries thereof, as applicable) with a Money Purchase Pension Account under the Plan to the extent required to comply with Code Section 411(d)(6).
B.1.    Definitions.
(a)“Annuity Starting Date” means the first day of the first period for which an amount is payable as an annuity or, in the case of a benefit not payable in the form of an annuity, the first day on which all the events have occurred that entitle the Participant (or their Surviving Spouse or Beneficiary, as applicable) to such benefit.
(b)“Joint and Survivor Annuity” means an annuity under which joint and survivor benefits are paid to the Participant for their life and, following the Participant’s death, are paid to the Participant’s Surviving Spouse during the Surviving Spouse’s lifetime at a rate equal to fifty percent (50%) or seventy-five percent (75%) of the rate at which the benefits are payable to the Participant, provided that with respect to a Participant who is not married on the Annuity Starting Date, the Joint and Survivor Annuity is a single life annuity payable to the Participant. The Joint and Survivor Annuity is purchased with the distributable proceeds of a Participant’s Money Purchase Pension Account balance.
(c)“Pre-Retirement Survivor Annuity” means an annuity for the life of the Participant’s Surviving Spouse purchased with the distributable portion of the Participant’s Money Purchase Pension Account balance.
Capitalized terms used in this Appendix B that are not defined herein shall have the meaning as those terms have in the Plan.
B.2.    Special Rules Regarding Money Purchase Pension Accounts.
(a)Pre-Retirement Survivor Annuity. Unless otherwise elected as provided below, a Participant who dies before their Annuity Starting Date and who has a Surviving Spouse will have their Money Purchase Pension Account balance paid to their Surviving Spouse in the form of a Pre-Retirement Survivor Annuity. Unless the Surviving Spouse consents to an earlier distribution, payment of the Pre-Retirement Survivor Annuity will begin within a reasonable time after the later of (i) the date the Participant would have attained their Normal Retirement age or (ii) the date that is 90 days after the death of the Participant.
(b)Waiver of Pre-Retirement Survivor Annuity.
(i)An election to waive the Pre-Retirement Survivor Annuity before the Participant’s death must be made by the Participant during the election period in writing and on a form prescribed therefore by the Committee, and will require the irrevocable Spousal Consent. A Participant may revoke such election at any time and any number of times during the period between the first day of the Plan Year in which the Participant attains age thirty-five (35) and the date of the Participant’s death.

(ii)Notwithstanding the terms of any waiver regarding the form of death benefit, if the Surviving Spouse has not, at the time of the Participant’s death, properly consented to a non-Spouse Beneficiary, the Surviving Spouse may elect on a form provided by the Committee (A) to begin receiving the Pre-Retirement Survivor Annuity within a reasonable time following the later of the Participant’s death or the Surviving Spouse’s election, or (B) to receive a single sum distribution of the Participant’s Money Purchase Pension Account balance within a reasonable time following the later of the Participant’s death or the Surviving Spouse’s election. Any written election described in this Section must be obtained not more than ninety (90) days before distribution begins and will be made in accordance with the provisions of this Section.
(c)Election Period. The election period to waive the Pre-Retirement Survivor Annuity will begin on the first day of the Plan Year in which the Participant attains age 35 and will end on the date of the Participant’s death. An earlier waiver (with Spousal Consent) may be made, but the waiver will become invalid at the beginning of the Plan Year in which the Participant attains age 35. When a Participant separates from service prior to the beginning of the election period, the election period will begin on the date of separation from service.
(d)Notice of Election Rights. The Committee will provide Participants with an explanation of the election that meets the requirements of Code Section 417(a)(3)(B).
(e)Joint and Survivor Annuity. Unless otherwise elected as provided below, a Participant who does not die before their Annuity Starting Date will receive their Money Purchase Pension Account balance in the form of a Joint and Survivor Annuity. The Joint and Survivor Annuity will begin within a reasonable time after the Participant’s Annuity Starting Date.
(f)Election to Waive Joint and Survivor Annuity. An election to waive the Joint and Survivor Annuity must be made by the Participant during the election period in writing on a form provided by the Committee with Spousal Consent. An election to designate a Beneficiary or form of benefits may not be changed without Spousal Consent. An unmarried Participant may elect in writing during the election period on a form provided by the Committee to waive the Joint and Survivor Annuity. An election may be revoked by the Participant in writing without the consent of the Spouse at any time during the election period. The number of revocations will not be limited. Any new election must comply with the requirements of this paragraph.
(g)Election Period. The election period to waive the Joint and Survivor Annuity is the ninety (90) day period ending on the Annuity Starting Date. A payment will not be considered to occur after the Annuity Starting Date when actual payment is reasonably delayed for calculation of the benefit amount.
(h)Notice of Election Rights. The Committee will provide the Participant with an explanation of the election which meets the requirements of Code Section 417(a)(3)(A) (taking into account Code Section 417(a)(7)).
(i)Effect of Waiver. If a proper waiver is executed with respect to a Participant, the Participant’s Money Purchase Pension Account balance can be distributed in the same form, at the same time, and subject to the same Beneficiary designation as all other amounts in the Plan with respect to the Participant.

(j)Purchase of Annuities. Any costs associated with the purchase of annuity contracts under this Article will be charged against the distributable proceeds of the Participant’s Money Purchase Pension Account balance. After an annuity contract has been purchased, neither the Plan, the Committee, nor the Company will have any further obligation for payment of benefits attributable to the Participant’s Money Purchase Pension Account balance.
(k)Small Amounts. If the value of a Participant’s entire benefit does not exceed Five Thousand Dollars ($5,000), including Rollover Contributions, (determined as of such times and in the manner as is required by Code Section 417), this Appendix B will not apply to the Participant.
(l)Required Minimum Distributions. Distributions of amounts attributable to a Participant’s Money Purchase Pension Account will be made in accordance with Code Section 401(a)(9), including the incidental benefit requirement of Code Section 401(a)(9)(G) and Income Tax Regulations sections 1.401(a)(9)-2 through 9.

APPENDIX C
MERGER OF THE BOSTON PRIVATE 401(k) PLAN INTO THE PLAN
C.1.     Plan Merger.
The Boston Private Financial Holdings, Inc. 401(k) Profit Sharing Plan (the “Boston Private 401(k) Plan”) will be merged into the Plan effective on or about April 1, 2022 (the “BP Merger Date”). Effective upon such merger, the accounts of participants in the Boston Private 401(k) Plan will be transferred to the Trust pursuant to the Plan (the “Transferred Accounts”) and assets of the Boston Private 401(k) Plan will become the assets of the Plan. Upon the merger, the Plan will assume all of the obligations of the Boston Private 401(k) Plan and will become responsible for the payment of benefits of participants with Transferred Accounts. Except as modified by Section C.2 below, the terms and provisions of the Plan govern the rights, benefits and entitlements of all Participants with Transferred Accounts.
C.2.    Protected Benefits.
Any benefits accrued under the Boston Private 401(k) Plan prior to the BP Merger Date shall, to the extent those benefits are protected benefits under Code Section 411(d)(6) (the “Protected Benefits”), be preserved under the Plan and shall not in any way be affected, reduced or eliminated as a result of the merger of the Boston Private 401(k) Plan with the Plan (except as permitted under Treasury Regulations Section 1.411(d)-4)); provided, however, that such Protected Benefits shall be limited solely to the Transferred Accounts, determined as of the BP Merger Date (including subsequent earnings on such account balances). The Protected Benefits applicable to the Transferred Accounts described in this Section C.2 are the following:
(a)Normal Retirement or Normal Retirement Date.
(i)For any Transferred Accounts attributable to the Borel Bank Salary Deferral 401(k) Plan balances prior to October 1, 1998, “Normal Retirement” or “Normal Retirement Date” means the date on which a Participant is at least sixty (60) years of age.
(ii)For any Transferred Accounts attributable to Sand Hill Advisors, Inc. Profit Sharing 401(k) Plan and E.R. Taylor Investments, Inc. 401(k) Profit Sharing Plan, “Normal Retirement” or “Normal Retirement Date” means the date on which a Participant is at least fifty five (55) years of age.
(b)Vesting of Matching Contributions. The Transferred Accounts attributable to matching contributions made in the Boston Private 401(k) Plan are one hundred percent (100%) vested.
(c)Vesting of Profit Sharing Contributions. The Transferred Accounts attributable to profit sharing contributions made in the Boston Private 401(k) Plan are one hundred percent (100%) vested.